Exhibit 2.5
LDK Solar Co., Ltd.
The entities listed on Schedule I hereto
as Subsidiary Guarantors
AND
The Bank of New York Mellon, London Branch
as Trustee and Paying and Transfer Agent
The Bank of New York Mellon (Luxembourg) S.A.
as Registrar
RMB1,200,000,000
US$-Settled 10.00% Senior Notes Due 2014
INDENTURE
Dated as of February 28, 2011

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions	1
Section 1.2.	Rules of Construction	33
ARTICLE II
THE NOTES
ARTICLE III
COVENANTS

i

ARTICLE IV
SUCCESSOR COMPANY

Section 4.1.	Merger, Consolidation and Sale of Assets	66
ARTICLE V
OPTIONAL REDEMPTION OF NOTES
ARTICLE VI
DEFAULTS AND REMEDIES

ARTICLE VII
TRUSTEE
ARTICLE VIII
DEFEASANCE; DISCHARGE OF INDENTURE
ARTICLE IX
AMENDMENTS
ARTICLE X
SUBSIDIARY GUARANTEES
ARTICLE XI
MISCELLANEOUS

Section 11.1.	Trust Indenture Act Controls	97
Section 11.1A	Ranking	97
Section 11.2.	Notices	97

SCHEDULE I	SUBSIDIARY GUARANTORS	1

EXHIBIT A	FORM OF NOTE	1

EXHIBIT B	FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTEE	1

EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE	1

     INDENTURE, dated as of February 28, 2011, among LDK Solar Co., Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), the entities listed on Schedule I hereto, as the initial subsidiary guarantors of the Company’s obligations under this Indenture and the Notes, and The Bank of New York Mellon, London Branch (the “Trustee”), as Trustee.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s US$-Settled 10.00% Senior Notes due 2014 issued hereunder.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.1. Definitions.
     “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.
     “Additional Amounts” has the meaning assigned to it in Section 3.24.
     “Additional Note Board Resolutions” has the meaning assigned to it in Section 2.13(b).
     “Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.
     “Additional Notes” means the Company’s US$-Settled 10.00% Senior Notes due 2014 originally issued after the Issue Date pursuant to Section 2.13, including any replacement Notes issued therefor as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.
     “Affiliate” means, with respect to any specified Person, any other Person (1) who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition; or (3) who is a spouse or person cohabiting as a spouse, child or step-child, parent or step-parent, brother, sister, step-brother or step-sister, parent-in-law, grandchild, grandparent, uncle, aunt, nephew or niece of a Person described in clause (1) or (2). For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the

Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.
     “Affiliate Transaction” has the meaning assigned to it in Section 3.17(a).
     “Agents” means the Paying and Transfer Agent and the Registrar.
     “Applicable Premium” means, with respect to the Notes on any Redemption Date, the greater of:
(1)	1 .0% of the then Outstanding principal amount of the Notes; and

(2)	the excess of (a) the present value at such redemption date of the principal amount of the Notes, plus all required remaining scheduled interest payments due on the Notes through the maturity date (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to 2.5%; over (b) the principal amount of such Notes on such redemption date.
     “Asset Acquisition” means:
     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary;
     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or
     (3) any Revocation with respect to an Unrestricted Subsidiary.
     “Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries, other than a sale or other disposition of all or substantially all of the Capital Stock or assets of a project-specific company established in the ordinary course of the Permitted Business which will construct and operate one or more “turn-key” solar power plant projects and which is expected to be sold to one or more customers.
     “Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”), by the Company or any Restricted Subsidiary in one transaction or a series of related transactions of:
     (1) any Capital Stock of any Restricted Subsidiary; or

     (2) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.
     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
     (1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;
     (2) a disposition of inventory, receivables and other current assets or obsolete or worn-out equipment in the ordinary course of business;
     (3) dispositions of assets in any fiscal year with a Fair Market Value not to exceed US$1 million (or the Dollar Equivalent thereof) in the aggregate;
     (4) for purposes of Section 3.11 only, the making of a Permitted Investment or Restricted Payment permitted under Section 3.9;
     (5) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition; and
     (6) the creation of a Lien permitted under this Indenture (other than a deemed Lien in connection with a Sale and Leaseback Transaction).
     “Asset Sale Offer” has the meaning assigned to it in Section 3.11(c).
     “Asset Sale Offer Amount” has the meaning assigned to it in Section 3.11(c).
     “Asset Sale Offer Notice” means notice of an Asset Sale Offer made pursuant to Section 3.11(c), which shall be mailed first class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the 360th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee, which notice shall govern the terms of the Asset Sale Offer, and shall state:
     (1) the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.11(c), and that all Notes that are timely tendered will be accepted for payment;
     (2) the Asset Sale Offer Amount and the Asset Sale Offer Payment Date;
     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying and Transfer Agent at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Asset Sale Offer Payment Date;
     (6) that any Holder shall be entitled to withdraw such election if the Paying and Transfer Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;
     (7) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof;
     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to RMB1,000,000 or integral multiples of RMB10,000 in excess thereof;
     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and
     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.11(c).
     “Asset Sale Offer Payment Date” has the meaning assigned to it in Section 3.11(c).
     “Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (4) of that definition.
     “Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
     “Authenticating Agent” has the meaning assigned to it in Section 2.2(b).
     “Authorized Agent” has the meaning assigned to it in Section 11.7(c).

     “Authorized Representative” has the meaning assigned to it in Section 2.2(a).
     “Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person of a meeting duly called and held at which a quorum of disinterested members (if so required) was present and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day which is not a Saturday, Sunday or other legal holiday or other day on which banking institutions, in the City of New York, London or Beijing (or in any other place in which payments on the Notes are to be made) are authorized by law or governmental regulation to close.
     “Capital Stock” means:
     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;
     (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and
     (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;
     but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under U.S. GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with U.S. GAAP.
     “Cash Equivalents” means:
     (1) direct obligations of the United States of America, any state of the European Economic Area, the PRC and Hong Kong or any agency of the foregoing or obligations fully and unconditionally Guaranteed by the United States of America, any state of the European Economic Area, the PRC, Hong Kong and Singapore or any agency of any of the foregoing, in each case maturing within one year;
     (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, any State of the European Economic Area or Hong Kong, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$100.0 million (or the Dollar Equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 of the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above;
     (4) commercial paper, maturing no more than 180 days after the date of acquisition thereof, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;
     (5) securities, maturing within one year of the date of acquisition thereof, issued or fully and unconditionally Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
     (6) any money market fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and
     (7) time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits and money market deposits with any banks or financial institutions organized under the laws of the PRC.
     “CDB” means China Development Bank Corporation.
     “Certificated Note” means any Note issued in fully registered form, other than a Global Note, which shall be substantially in the form of Exhibit A.
     “Change of Control” means the occurrence of one or more of the following events:
     (1) the Permitted Holders beneficially own, directly or indirectly, in the aggregate less than 35% of the Voting Stock of the Company (including a Successor Company, if applicable);
     (2) any Person or Group is or becomes the “beneficial owner,” directly or indirectly, of total voting power of the Voting Stock of the Company (including a Successor Company, if applicable) greater than such total voting power held beneficially by the Permitted Holders;

     (3) the Company consolidates with, or merges with or into, another Person, or the Company sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person;
     (4) individuals who on the Issue Date constituted the board of directors of the Company, together with any new directors whose election by the board of directors was approved by a vote of at least two-thirds of the directors then still in office who were either directors or whose election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or
     (5) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of this Indenture.
     For purposes of this definition:
     (a) beneficial owner will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group will be deemed to have beneficial ownership of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or, except in the case of the Permitted Holders, upon the occurrence of a subsequent condition; and
     (b) “Person” and “Group” will have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act.
     “Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.25(a), which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:
     (1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.25(a), and that all Notes that are timely tendered will be accepted for payment;
     (2) the Change of Control Payment, and the Change of Control Payment Date;
     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;
     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying and Transfer Agent at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;
     (6) that any Holder shall be entitled to withdraw such election if the Paying and Transfer Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;
     (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof;
     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to RMB1,000,000 or integral multiples of RMB10,000 in excess thereof;
     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and
     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.25(a).
     “Change of Control Offer” has the meaning assigned to it in Section 3.25(a).
     “Change of Control Payment” has the meaning assigned to it in Section 3.25(a).
     “Change of Control Payment Date” has the meaning assigned to it in Section 3.25(a).
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or, as the case may be, such Restricted Subsidiary against fluctuation in the price of commodities actually used in the ordinary course of business of the Company or, as the case may be, such Restricted Subsidiary.

     “Common Depositary” means The Bank of New York Mellon, London Branch or any successor thereto, as common depositary for Euroclear and Clearstream.
     “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.
     “Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Company which becomes such in accordance with Article IV.
     “Company Order” has the meaning assigned to it in Section 2.2(c).
     “Consolidated Assets” means, with respect to any Restricted Subsidiary as of any date, the Company and its Restricted Subsidiaries’ proportionate interest in the total consolidated assets of that Restricted Subsidiary and its Restricted Subsidiaries, determined in accordance with U.S. GAAP, as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and its Restricted Subsidiaries (which the Company will use its reasonable best efforts to compile in a timely manner) is available.
     “Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period, plus the following, without duplication, to the extent deducted or added in calculating such Consolidated Net Income:
     (1) Consolidated Income Tax Expense for such Person for such period;
     (2) Consolidated Interest Expense for such Person for such period;
     (3) Consolidated Non-cash Charges for such Person for such period;
     (4) net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period;
     less (a) all non-cash credits and gains (not resulting in cash receipts for such period and any future period) increasing Consolidated Net Income for such Person for such period and (b) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period; plus all cash receipts by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash credits and gains that were deducted in determining Consolidated EBITDA in any prior period.
     Notwithstanding the foregoing, the items specified in clauses (1), (3) and (4) above for any Subsidiary (Restricted Subsidiary in the case of the Company) will be added to Consolidated Net Income in calculating Consolidated EBITDA for any period: (a) in proportion to the percentage of the total Capital Stock of such Subsidiary (Restricted Subsidiary in the case of the Company) held directly or indirectly by such Person at the date of determination; and (b) to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary (Restricted Subsidiary in the case of the Company) pursuant to its charter, articles of association or other similar constitutive documents, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such distribution. For purposes of clause (a) above, in the case of any Subsidiary (Restricted Subsidiary in the case of the Company) that is a PRC CJV, the percentage of the total Capital Stock of such Subsidiary held directly or indirectly by such Person shall be calculated based on such Person’s proportionate right or entitlement to any payments, distributions or amounts from such Subsidiary pursuant to the joint venture agreement governing such Subsidiary to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary (Restricted Subsidiary in the case of the Company), after reduction for any payments, distributions or amounts (including the Fair Market Value of any non-cash payments, distributions or amounts) required to be made or paid by such Subsidiary to the PRC CJV Partner, or to which the PRC CJV Partner otherwise has a right or is entitled, pursuant to the joint venture agreement governing such Subsidiary.
     “Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full fiscal quarters for which financial statements (with or without notes thereto) are available (which the Company shall use its reasonable best efforts to compile in a timely manner) ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:
     (1) the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and
     (2) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

     Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”,
     (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;
     (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and
     (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
     “Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense for such Person for such period, plus
     (2) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company), paid, declared or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, declared, accrued or scheduled to be paid to such Person or one of its wholly owned Subsidiaries (Wholly Owned Restricted Subsidiary in the case of the Company), except for the provision made on a quarterly basis for the internal rate of return as provided in the Polysilicon Subscription Agreement and the payment thereof.
     “Consolidated Income Tax Expense” means, with respect to any Person for any period, income tax expense for such period as determined on a consolidated basis in accordance with U.S. GAAP.
     “Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with U.S. GAAP:
     (1) the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with U.S. GAAP, including, without limitation the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) :

(a) any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness,
(b) any amortization of deferred financing costs,
(c) the net costs under Hedging Obligations (including amortization of fees),
(d) all capitalized interest,
(e) the interest portion of any deferred payment obligation,
(f) commissions, discounts and other fees and charges Incurred in respect of letters of credit, bank guarantees or bankers’ acceptances, each to the extent of their respective amortized amount on a quarterly basis, and
(g) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company), whether or not such Guarantee or Lien is called upon, each without duplication in such calculation; and
     (2) the interest component of Capitalized Lease Obligations paid (except for any such interest accrued during prior periods) and/or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period, each without duplication in such calculation.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with U.S. GAAP; provided, that there will be excluded therefrom:
     (1) net after-tax gains from Asset Sale Transactions or abandonments or reserves relating thereto;
     (2) net after-tax items classified as extraordinary gains;
     (3) for purposes of calculating Consolidated Net Income pursuant to clause (C) of Section 3.9(a) only, the net income (or loss) of:
(a) any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary; or
(b) a Successor Company prior to assuming the Company’s obligations under this Indenture and the Notes pursuant to Section 4.1,

     (4) the net income (but not loss) of any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant the charter, articles of association or other similar constitutive documents of such Subsidiary (Restricted Subsidiary in the case of the Company) or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to any such distribution;
     (5) the net income (loss) of any Person, other than such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) or a Person that is accounted for by the equity method of accounting except that:
(a) subject to the exclusion contained in clause (1) above, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during the period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (4) above); and
(b) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;
     (6) any net income or loss attributable to non-controlling interests in any Subsidiary (Restricted Subsidiaries in the case of the Company);
     (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and
     (8) the cumulative effect of changes in accounting principles.
     “Consolidated Net Worth” means, for any Person at any time, means the consolidated stockholders’ equity of such Person at such time, determined on a consolidated basis in accordance with U.S. GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.
     “Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization and other expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, determined on a consolidated basis based on financial statements prepared in accordance with U.S. GAAP and not requiring cash payment by the Company for such period and any future period (excluding any amortization of a prepaid cash expense paid in a prior period).
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 40th Floor, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate

Trust, or such other address as the Trustee may designate from time to time to the Holders and the Company.
     “Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).
     “Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.
     “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
     “Defaulted Interest” has the meaning assigned to it in Section 2.12.
     “Designation” has the meaning assigned to it in Section 3.13.
     “Designation Amount” has the meaning assigned to it in Section 3.13.
     “Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 183rd day after the final maturity date of the Notes; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or a “change of control” occurring prior to the 183rd day after the final maturity date of the Notes shall not constitute Disqualified Capital Stock if:
     (1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes; and
     (2) any such requirement only becomes operative after compliance with such comparable provisions applicable to the Notes, including the purchase of any Note tendered pursuant thereto.
     “Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York at the date of determination.
     “ECOFIN” has the meaning assigned to it in Section 3.2(e).
     “Equity Offering” means any public offering or private placement of Qualified Capital Stock of the Company resulting in gross cash proceeds to the Company of at least US$20 million (or the Dollar Equivalent thereof).

     “Euroclear” means Euroclear Bank S.A./N.V.
     “Event of Default” has the meaning assigned to it in Section 6.1(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting reasonably and in good faith, and will be evidenced by a Board Resolution.
     “Forex Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Beijing, London and New York City.
     “Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”.
     “Future Subsidiary Guarantee” has the meaning assigned to it in Section 10.5.
     “Future Subsidiary Guarantor” has the meaning set forth in Section 10.5.
     “Global Note” means any Note issued in fully registered form, deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, which shall be substantially in the form of Exhibit A.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:
     (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or
     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.
     “Guaranteed Obligations” has the meaning assigned to it in Section 10.1(a).

     “Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
     “Holder” means the Person in whose name a Note is registered in the Note Register.
     “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), grant, assume, Guarantee or otherwise become liable for or with respect to (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).
     “Indebtedness” means with respect to any Person, without duplication:
(1)	the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)	the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(4)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)	all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6)	Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8), (9) and (10) below;

(7)	all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)	all obligations under Hedging Obligations of such Person;

(9)	all liabilities recorded on the balance sheet of such Person in connection with a sale or other disposition of accounts receivables and related assets; and

(10)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:
(a)	if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and

(b)	if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof.
     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Indebtedness issued or sold at a discount will be the accreted value at such date.
     “Indenture” means this Indenture as amended or supplemented from time to time, including the Exhibits and Schedules hereto.
     “Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.
     “Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected by the Company before the occurrence of an Event of Default that is continuing or by the Trustee after the occurrence of an Event of Default that is continuing.
     “Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Note contained in Exhibit A.
     “Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.
     “Investment” means, with respect to any Person, any:
     (1) direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,

     (2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or
     (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.
     “Investment” will exclude accounts receivable or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” will have corresponding meanings.
     For purposes of Section 3.9, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary multiplied by the percentage equity ownership of the Company and its Restricted Subsidiaries in such Designated Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made without giving effect to subsequent changes in value.
     “Investment Grade” means a rating of “AAA,” “AA,” “A” or “BBB,” as modified by a “+” or “-” indication, or an equivalent rating representing one of the four highest Rating Categories, by S&P, or any of its successors or assigns, or a rating of “Aaa,” “Aa,” “A,” or “Baa,” as modified by a “1,”, “2” or “3” indication, or an equivalent rating representing one of the four highest Rating Categories by Moody’s, or any of its successors or assigns, or the equivalent ratings of any internationally recognized rating agency or agencies, as the case may be, which shall have been designated by the Company as having been substituted for S&P or Moody’s or both, as the case may be.
     “Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:

     (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;
     (2) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:
(a) the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation;
(b) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and
(c) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and
     (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the existing Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under Section 3.9 less the amount of any previous Investment Return in respect of such Investment.
     “Issue Date” means February 28, 2011.
     “Issue Date Notes” means the RMB 1,200,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.
     “Legal Defeasance” has the meaning assigned to it in Section 8.1(b).
     “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
     “Maturity Date” means February 28, 2014.
     “Moody’s” means Moody’s Investors Services and its affiliates.
     “Net Cash Proceeds” means:
     (1) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);
(b) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(c) repayment of Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale;
(d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with U.S. GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness; and
     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-Guarantor Subsidiaries” means the Qualified Non-Guarantor Subsidiaries, together with LDK Silicon & Chemical, LDK Silicon Holding and the PRC Non-Guarantor Subsidiaries.
     “Non-PRC Restricted Subsidiary” means any Restricted Subsidiary that is organized outside of the PRC.
     “Note Register” has the meaning assigned to it in Section 2.3(a).
     “Notes” means any of the Company’s US$-Settled 10.00% Senior Notes due 2014 issued and authenticated pursuant to this Indenture.
     “Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes, the Subsidiary Guarantees and this Indenture.

     “Offering Memorandum” means the Company’s offering memorandum for the Notes dated February 18, 2011.
     “Officer” means one of the executive officers of the Company or, in the case of a Subsidiary Guarantor, one of the directors or officers of such Subsidiary Guarantor.
     “Officers’ Certificate” means a certificate signed by two Officers, or in case of any Subsidiary Guarantor that has only one Officer, by such Officer.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and which opinion shall be reasonably acceptable to the Trustee.
     “Outstanding” means, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture, except:
     (1) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;
     (2) Notes, or portions thereof, for the payment, redemption or, in the case of an Asset Sale Offer or Change of Control Offer, purchase of which, money in the necessary amount has been theretofore deposited with the Trustee or any Paying and Transfer Agent in trust for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture in a manner satisfactory to the Trustee;
     (3) Notes which have been surrendered pursuant to Section 2.9 or Notes in exchange for which or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and
     (4) Solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;
provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, a Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or the Paying and Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee or an agent of the Paying and Transfer Agent actually knows to be so owned shall be so disregarded. Notes so owned or beneficially held which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee or the Paying and Transfer Agent the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     “Paying and Transfer Agent” has the meaning assigned to it in Section 2.3(a).
     “Payment Date” has the meaning assigned to it in Section 3.1(a).
     “Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any new energy business related, ancillary or complementary thereto, including without limitation, manufacturing of photovoltaic products and solar wafers.
     “Permitted Holders” means (1) Mr. Xiaofeng Peng, (2) any Affiliate (without giving effect to the proviso in the penultimate sentence of the definition of Affiliate and other than an Affiliate as defined in clause (2) or (3) of the definition of Affiliate) of the Person specified in clause (1) above and (3) any Person both the Capital Stock and the Voting Stock at least 80% of which are owned by Persons specified in clauses (1) and (2).
     “Permitted Indebtedness” has the meaning assigned to it in Section 3.8(b).
     “Permitted Investments” means:
(1)	any Investment or a series of Investments pursuant to a Staged Acquisition Agreement in any Person that is, or that results in any Person becoming, immediately after such Investment or Investments, a Restricted Subsidiary that is primarily engaged in a Permitted Business or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary that is primarily engaged in a Permitted Business;

(2)	Investments by any Restricted Subsidiary in the Company;

(3)	Investments in cash and Cash Equivalents;

(4)	any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(5)	Investments permitted pursuant to Section 3.17(b)(ii) or 3.17(b)(v) ;

(6)	Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(7)	Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.11;

(8)	Investments in the form of Hedging Obligations permitted under Section 3.8(b)(iv);

(9)	receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable and dischargeable in accordance with customary trade terms;

(10)	pledges or deposits (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 3.15;

(11)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with U.S. GAAP;

(12)	deposits made in order to comply with statutory or regulatory obligations to maintain deposits for workers compensation claims and other purposes specified by statute or regulation from time to time in the ordinary course of business; and

(13)	advances to contractors and suppliers for the acquisition of assets or consumables or services in the ordinary course of business that are recorded as deposits or prepaid expenses on the Company’s consolidated balance sheet.
     “Permitted Liens” means any of the following:
(1)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, material-men, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as required by U.S. GAAP have been made in respect thereof;

(2)	Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and/or property relating to such letters of credit and products and proceeds thereof;

(5)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

(6)	Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with Section 3.8 secured by a Permitted Lien granted under another subclause of this definition to the extent such Hedging Obligations secured by the same assets as secure other Indebtedness;

(7)	Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness below which has been secured by a Lien permitted under the covenant described under Section 3.15 not incurred pursuant to clause (9), (10) or (11) and which Indebtedness has been Incurred in accordance with Section 3.8; provided, that such new Liens:
(a)	are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

(b)	do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;
(8)	Liens securing Acquired Indebtedness Incurred in accordance with Section 3.8 not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that
(a)	such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

(b)	such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;
(9)	Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations that are Incurred in accordance with Section 3.8(b)(ix) to finance the acquisition, construction or leasing of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:
(a)	the related Purchase Money Indebtedness does not exceed the acquisition or construction cost of such property and is not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired or constructed, and

(b)	the Lien securing such Indebtedness will be created no later than 180 days after the acquisition of such property or completion of such construction;
(10)	Liens on assets or property (including Capital Stock) existing at the time of acquisition of the assets or property by the Company or any Restricted Subsidiary; provided that such Liens (a) were in existence prior to such acquisition and not incurred in anticipation or contemplation of, or in connection with, such acquisition and (b) do not extend to any other assets or property of the Company or any Restricted Subsidiary;

(11)	the pledge of 15% of the total equity interest of Jiangxi LDK Solar Hi-Tech Co., Ltd. to be granted to the Polysilicon Investors pursuant to the Polysilicon Subscription Agreement;

(12)	the pledge of the Capital Stock of Solar Power Inc. held by LDK Solar USA, Inc. to the commercial bank to finance the acquisition by LDK Solar USA, Inc. of such Capital Stock, and the pledge by the Company to such commercial bank of its shareholder loan due from LDK Solar USA, Inc. (resulting from the Company’s on-lending of its loan proceeds borrowed from such commercial bank) to finance the acquisition of Capital Stock of Solar Power, Inc. by LDK Solar USA, Inc.;

(13)	Liens granted by the Company or a Restricted Subsidiary to or for the benefit of CDB or its Affiliates to secure financing in an amount not to exceed 10% of Total Assets; and

(14)	Liens granted by a Project Company to secure financing for the construction and development of a solar power project by that Project Company.
     “Pari Passu Subsidiary Guarantee” means a Guarantee by any Subsidiary Guarantor of Indebtedness of the Company (including Additional Notes); provided that (1) the Company was permitted to Incur such Indebtedness under Section 3.8 and (2) such Guarantee ranks pari passu with any outstanding Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.
     “Permitted Subsidiary Indebtedness” means Indebtedness (other than Public Indebtedness) of, and all Preferred Stock issued by, the Restricted Subsidiaries, taken as a whole (but excluding the amount of any Indebtedness of any Restricted Subsidiary permitted under clauses (i), (ii), (iv), (v), (xiii) and (xiv) of Section 3.8(b)); provided that, on the date of the Incurrence of such Indebtedness and after giving effect thereto and the application of the proceeds thereof, the aggregate principal amount outstanding of all such Indebtedness does not exceed an amount equal to 35% of Total Assets.
     “Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
     “Polysilicon Investors” means China Development Bank Capital Corporation Ltd, Excel Rise Holdings Limited and Prosper East Limited, two investment funds affiliated with China Construction Bank Corporation and an investment fund affiliated with another major PRC bank, as parties to the Polysilicon Subscription Agreement or any alternate investors that purchase and own any Series A redeemable convertible preferred shares of LDK Silicon & Chemical pursuant to Section 3.8(b)(xiii).
     “Polysilicon Group” means the group comprised of the of Subsidiaries of the Company holding its polysilicon business and operations at any time, including LDK Silicon & Chemical, LDK Silicon Holding, Jiangxi LDK PV Silicon Technology Co., Ltd. and Jiangxi LDK Solar Polysilicon Co., Ltd.
     “Polysilicon Restructuring” means the a Qualified IPO of LDK Silicon & Chemical (or a Subsidiary of the Company through which the Company directly or indirectly holds all of its interests in the Polysilicon Group immediately prior to the completion of such public offering or listing) and the related restructuring of such entity and its Subsidiaries in connection therewith.
     “Polysilicon Subscription Agreement” means the subscription agreement dated December 30, 2010 by and among the Polysilicon Investors, each member of the Polysilicon Group, the Company, Jiangxi LDK Solar High-Tech Co., Ltd. and Mr. Xiaofeng Peng.
     “Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
     “PRC” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

     “PRC CJV” means any Subsidiary that is a Sino-foreign cooperative joint venture enterprise with limited liability, established in the PRC pursuant to the Law of the People’s Republic of China on Sino-foreign Cooperative Joint Ventures adopted on April 13, 1988 (as most recently amended on October 13, 2000) and the Detailed Rules for the Implementation of the Law of the People’s Republic of China on Sino-foreign Cooperative Joint Ventures promulgated on September 4, 1995, as such laws may be amended.
     “PRC CJV Partner” means with respect to a PRC CJV, the other party to the joint venture agreement relating to such PRC CJV with the Company or any Restricted Subsidiary.
     “PRC Non-Guarantor Subsidiaries” means the Company’s Subsidiaries organized under the laws of the PRC.
     “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.
     “Principal Office” means the office of the principal Paying and Transfer Agent at which the business of the principal Paying and Transfer Agent is principally administered, which at the date of this Indenture is located at The Bank of New York Mellon, London Branch, 40th Floor, One Canada Square, London E14 5AL, United Kingdom.
     “Private Placement Legend” has the meaning assigned to it in Section 2.7.
     “Project Company” means a project-specific Subsidiary of the Company or a Restricted Subsidiary established in the ordinary course of the Permitted Business mainly to construct and operate one or more “turn-key” solar power plant projects and which is expected to be sold to one or more customers of the Company or such Restricted Subsidiary.
     “Public Indebtedness” means any bonds, debentures, notes or similar debt securities issued in a public offering or private placement (other than the Notes) to institutional investors.
     “Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price (including pre-payments thereof and the lease purchase price of any land use rights) or cost of construction or improvement of any property (including the acquisition of the Capital Stock of any Person that owns such property or conducts a business within the Permitted Business) in the ordinary course of business in the Permitted Business; provided, that (1) the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or such purchase price or construction or improvement cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing and (2) such Indebtedness will be Incurred no later than 180 days after the acquisition of such property or completion of such construction or improvement.
     “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not

Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.
     “Qualified Exchange” means any of the New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the Nasdaq Stock Market, Shanghai Stock Exchange or Shenzhen Stock Exchange.
     “Qualified IPO” means an initial public offering, and a listing of, ordinary shares of a company on a Qualified Exchange.
     “Qualified Non-Guarantor Subsidiary” has the meaning set forth under Section 10.5(b).
     “Rate Calculation Date” means the day which is two Forex Business Days before the due date of the relevant amount pursuant to the provisions of the Notes, the Subsidiary Guarantees or this Indenture.
     “Rating Agencies” means (1) S&P and (2) Moody’s and (3) if S&P or Moody’s or both shall not make a rating of the Notes available, an internationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.
     “Rating Category” means (1) with respect to S&P, any of the following categories: “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: “Ba,” “B,” “Caa,” “Ca,” “C” and “D” (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (“+” and “-” for S&P; “1”, “2” and “3” for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB,” as well as from “B+” to “B”, will constitute a decrease of one gradation).
     “Record Date” has the meaning assigned to it in the Form of Note contained in Exhibit A.
     “Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.
     “Reference Dealers” means four leading dealers engaged in the foreign exchange market of Renminbi selected by the Company.
     “Registrar” means The Bank of New York Mellon (Luxembourg) S.A. in its capacity as registrar or any successor Registrar appointed under an agency agreement.
     “Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for, or with its net proceeds used to refinance, repay, redeem, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

     “Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance, any other Indebtedness of the Company or a Restricted Subsidiary so long as:
     (1) the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or accreted value as of such date, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing); provided, however, that, the aggregate principal amount of such new Indebtedness (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection therewith) may exceed the aggregate principal amount (or accreted value as of such date, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection therewith) to the extent such excess is otherwise permitted at the time of incurrence as another type of Indebtedness under Section 3.8.
     (2) such new Indebtedness or the relevant portion thereof has:
     (a) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and
     (b) a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and
     (3) if the Indebtedness being Refinanced is:
     (a) Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company;
     (b) Indebtedness of a Subsidiary Guarantor, then such Refinancing Indebtedness will be Indebtedness of the Company and/or such Subsidiary Guarantor;
     (c) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, then such Refinancing Indebtedness will be Indebtedness of such Restricted Subsidiary; and
     (d) Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the Notes or the relevant Subsidiary Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.
     “Relevant Jurisdiction” has the meaning assigned to it in Section 3.24.

     “Restricted Payment” has the meaning assigned to it in Section 3.9(a).
     “Renminbi” or “RMB” means yuan, the lawful currency of the PRC.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.
     “Restructuring Group” means LDK Silicon & Chemical or a Subsidiary of the Company whose ordinary shares are expected to be offered in the Qualified IPO, and its Subsidiaries.
     “Revocation” has the meaning assigned to it in Section 3.13.
     “S&P” means Standard & Poor’s Rating Services and its affiliates.
     “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Senior Indebtedness” means the Notes and the Subsidiary Guarantees and any other Indebtedness of the Company or any Subsidiary Guarantor which ranks equal in right of payment with the Notes or the relevant Subsidiary Guarantee, as the case may be.
     “SGX-ST” has the meaning assigned to it in Section 3.2(c).
     “Special Record Date” has the meaning assigned to it in Section 2.12(a).
     “Spot Rate” for each Rate Calculation Date in respect of the U.S. Dollar Settlement Amount of a Renminbi-denominated amount, means a rate determined by the Company in good faith as follows (a) the RMB/U.S. dollar official fixing rate, expressed as the amount of Renminbi per one U.S. dollar, reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page opposite the symbol “USDCNY” page at or about 9:15 a.m. (Beijing time) on the Rate Calculation Date, (b) if no such rate is available under the foregoing (a) in this paragraph, the spot rate shall be determined by the Company in good faith on the basis of quotations provided by the Reference Dealers of the specified exchange rate for the Rate Calculation Date as follows: (i) if four quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates, without regard to the rates having the highest and lowest value; provided that, if more than one quotation has the same highest value or lowest value, then the rate of only one of such quotations shall be disregarded; and (ii) if two or three quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates provided, and (c) if fewer than two quotations are provided under the foregoing (b) in this paragraph, the exchange rate for the Rate Calculation Date as shall be determined by an Independent Investment Bank in good faith. In determining the Spot Rate under the foregoing (b) in this paragraph, the Company will request the Beijing office of each of the Reference Dealers to provide a quotation of what the specified screen rate would have been had it been published, reported or available for the Rate Calculation Date, based upon each Reference Dealer’s experience in the foreign exchange market for Renminbi and general activity in such market on the Rate Calculation Date. The quotations used to determine the Spot Rate for a Rate Calculation Date will be determined in each case for such Rate Calculation Date, and will be requested at 9:15 a.m. (Beijing time) on such Rate Calculation Date or as soon as practicable after it is determined that the specified screen rate was not available.
     “Staged Acquisition Agreement” means an agreement between the Company or a Restricted Subsidiary and an independent third party or parties (x) pursuant to which the Company or such Restricted Subsidiary agrees to acquire not less than a majority of the Capital Stock of a Person for a consideration that is not more than the Fair Market Value of such Capital Stock of such Person at the time the Company or such Restricted Subsidiary enters into such agreement and (y) which provides that the payment of the purchase price for such Capital Stock is made in more than one installment over a period of time.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
     “Subordinated Indebtedness” means, with respect to the Company or any Subsidiary Guarantor, any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee, as the case may be.
     “Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.
     “Subsidiary Guarantee” means any Guarantee of the Company’s Obligations under the Notes and this Indenture provided by a Restricted Subsidiary pursuant to this Indenture.
     “Subsidiary Guarantor” means, any Restricted Subsidiary of the Company listed on Schedule I to this Indenture which provides a Subsidiary Guarantee pursuant to the Indenture until such time as its Subsidiary Guarantee has been released in accordance with this Indenture.

     “Successor Company” has the meaning assigned to it in Section 4.1.
     “Taxes” has the meaning assigned to it in Section 3.24.
     “Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, determined in accordance with U.S. GAAP, as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and its Restricted Subsidiaries (which the Company will use its reasonable best efforts to compile in a timely manner) is available; provided that Total Assets shall be calculated after giving pro forma effect to include the cumulative value of all of the real or personal property or equipment the acquisition, development, construction or improvement of which requires or required the Incurrence of Indebtedness under Section 3.8(a) or Section 3.8(b)(ix) as measured by the purchase price or cost therefor or budgeted cost provided in good faith by the Company or any of its Restricted Subsidiaries to the bank of other similar financial institutional lender providing such Indebtedness.
     “Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company Designated as such pursuant to Section 3.13 and (2) any Subsidiary of an Unrestricted Subsidiary. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of Section 3.13.
     “U.S. Dollars” or “US$” each mean the currency of the United States.
     “U.S. Dollar Settlement Amount” means, in respect of a Renminbi-denominated amount that would be due under the Notes (including the Subsidiary Guarantees) or this Indenture in Renminbi, the Renminbi amount converted into U.S. Dollars using the Spot Rate on the applicable Rate Calculation Date as calculated by the Company.
     “U.S. Legal Tender” means such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts.
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:
     (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into
     (2) the sum of the products obtained by multiplying:
(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by
     (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
     “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company of which all of the outstanding Capital Stock (other than in the case of a Restricted Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Person that satisfies this definition; provided that Subsidiaries that are PRC CJVs will not be considered Wholly Owned Restricted Subsidiaries.
     Section 1.2. Rules of Construction. (a) Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) references to the payment of principal of the Notes shall include applicable premium, if any;

     (7) references to payments on the Notes (including payments in connection with optional redemptions or mandatory offers to repurchase) shall include Additional Amounts, if any; and
     (8) notwithstanding any provision of this Indenture, no provision of the Trust Indenture Act of 1939, as amended, shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.
ARTICLE II
THE NOTES
     Section 2.1. Form and Dating. (a) The Issue Date Notes are being originally offered and sold by the Company pursuant to an Underwriting Agreement, dated as of February 18, 2011, among the Company, the Subsidiary Guarantors listed in Schedule I hereto and Morgan Stanley & Co. International plc and Citigroup Global Markets Limited. The Notes will be issued in fully registered form without interest coupons attached, and only in minimum denominations RMB1,000,000 and integral multiples of RMB10,000 in excess thereof. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.
     (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.
     (c) The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company or by the Authorized Representatives executing such Notes, such determination by said Authorized Representatives to be evidenced by their signing the Notes.
     (d) The Notes will initially be represented by one or more Global Notes on the Issue Date and may be issued in the form of Certificated Notes under the circumstances described in Section 2.6(c) hereto. Notes issued in certificated form shall be registered in the name or names of such Person(s) and for such principal amounts in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof as the Company may request. At such time as all beneficial interests in the Global Note have been exchanged for Notes in certificated form or the Global Note has been redeemed, repurchased or cancelled in whole and not in part, the Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of Notes in certificated form, the principal amount of Notes represented by the Global Note shall be reduced accordingly (provided that the remaining principal amount shall be an integral multiple of RMB10,000 and no less than RMB1,000,000) and an endorsement shall be made on the Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction.
     (e) The form of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Company executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Note. If the Notes conflict or are inconsistent with the provisions of this Indenture, then this Indenture shall control.
     Section 2.2. Execution and Authentication. (a) Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company (the “Authorized Representatives”), shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     (b) A Note shall not be valid until manually authenticated by an authorized signatory of the Trustee or an agent appointed by the Trustee (and reasonably acceptable to the Company) for such purpose (an “Authenticating Agent”). The signature of an authorized signatory of the Trustee or an Authenticating Agent on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. Unless limited by the terms of its appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent.
     (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and an assistant secretary of the Company (the “Company Order”). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
     (d) In case a Successor Company has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Notes executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and hold for delivery the Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
     Section 2.3. Registrar and Paying and Transfer Agent. (a) The Company shall maintain an office or agency in London, United Kingdom, where Notes may be presented or surrendered for registration of transfer or for exchange, where Notes may be presented for payment (the “Paying and Transfer Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional paying and transfer agents. The term “Paying and Transfer Agent” includes any additional paying and transfer agent.
     (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying and Transfer Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying and Transfer Agent, the Trustee shall act as such or appoint a Registrar or Paying and Transfer Agent and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.
     (c) The Company initially designates the Principal Office as one such office or agency of the Company as required by Section 2.3(a) and appoints The Bank of New York Mellon (Luxembourg) S.A. as Registrar, and The Bank of New York Mellon, London Branch as Paying and Transfer Agent, in each case in connection with the Notes and this Indenture, until such time as another Person is appointed as such.
     (d) The Company may change the Paying and Transfer Agent and the Registrar without notice to Holders. The Company will promptly notify the Trustee in writing of any such change.
     Section 2.4. Paying and Transfer Agent to Hold Money in Trust. The Company shall require each Paying and Transfer Agent (other than the Trustee) to agree in writing that such Paying and Transfer Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying and Transfer Agent for the payment of principal of or interest on the Notes and shall promptly notify the Trustee in writing of any Default by the Company or any Subsidiary Guarantor in making any such payment. The Company at any time may require the Paying and Transfer Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying and Transfer Agent. Upon complying with this Section 2.4, the Paying and Transfer Agent shall have no further liability in its capacity as such for the money delivered to the Trustee.
     Section 2.5. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. At any time that the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     Section 2.6. Global Note Provisions.
     (a) The Global Note initially shall: (i) be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, and (ii) bear the appropriate legends as set forth in Exhibit A. Any Global Note may be represented by more than one certificate. The Trustee will act as custodian of each Global Note for the Common Depositary or appoint a sub-custodian to act in such capacity.
     (b) So long as the Common Depositary or its nominee is the registered owner of the Global Note, it shall be considered the registered holder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of the Company, the Subsdidiary Guarantors, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by Euroclear and Clearstream on account of beneficial interests in the Global Note. Interests in the Global Note shall be transferred on the book-entry settlement system of Euroclear and Clearstream in compliance with the rules and procedures of Euroclear and/or Clearstream and their respective direct or indirect participants, in each case to the extent applicable to such transaction and in effect from time to time.
     (c) If
     (i) the Common Depositary or any successor to the Common Depositary is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Company within 90 days;
     (ii) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so; or
     (iii) any of the Notes has become immediately due and payable in accordance with Section 6.1 and the Company has received a written request from a Holder, the Company and the Subsidiary Guarantors will issue individual Certificated Notes in registered form for the Global Note.
Upon receipt of such notice from the Common Depositary or the Trustee, as the case may be, the Company and the Subsidiary Guarantors will use their best efforts to make arrangements with the Common Depositary for the exchange of interests in the Global Note for individual Certificated Notes and cause the requested individual Certificated Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by the Registrar for delivery to Holders.
Persons exchanging interests in a Global Note for individual Certificated Notes will be required to provide the Registrar, through the relevant clearing system, with written instruction and other information required by the Company and the Registrar to complete, execute and deliver such individual Certificated Notes. In all cases, individual Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the relevant clearing system. Individual certified Notes will not be eligible for clearing and settlement through Euroclear or Clearstream.
If (x) an event described in (i) and (ii) of this Section 2.6(c) occurs and Certificated Notes are not issued promptly to all beneficial owners or (y) the Registrar receives from a beneficial owner the instructions described in (iii) of this Section 2.6(c) and Certificated Notes are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.
     Section 2.7. Legends. Each Global Note and each Certificated Note shall bear the legend specified therefor in Exhibit A on the face thereof.
     Section 2.8. Registration; Transfer and Exchange. (a) Subject to the other provisions of this Article II, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (b) To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.
     (c) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchanges).
     (d) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (x) any Note for a period beginning: (i) 13 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (ii) 13 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.
     (e) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying and Transfer Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the

Trustee, the Paying and Transfer Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.
     (f) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     (g) Subject to Section 2.7 and this Section 2.8, in connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.
     (h) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company at its sole expense shall have the right to request copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes. (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery a replacement Note for such mutilated, lost or stolen Note, of like tenor and principal amount, bearing a number not contemporaneously Outstanding if:
     (i) the Holder satisfies any other reasonable requirements of the Trustee, and
     (ii) the Holder makes such request to the Company or the Trustee before the Company or the Trustee has received notice that such Note has been acquired by a bona fide purchaser.
If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying and Transfer Agent, the Registrar or any co-Registrar from any loss, whether direct or indirect, that any of them may suffer if a Note is replaced.
     (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax, stamp duty or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents) in connection therewith. The Trustee is hereby authorized, in accordance with and subject to the conditions in this Section 2.9(b), to authenticate and deliver, or cause the authentication and delivery of, from time to time, Notes in exchange for or in lieu of Notes, respectively, which become mutilated, defaced, destroyed, stolen or lost.
     (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     Section 2.10. Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate and make available for delivery temporary Notes. Temporary Notes will be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate and make available for delivery Certificated Notes. After the preparation of Certificated Notes, the temporary Notes will be exchangeable for Certificated Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more Certificated Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Certificated Notes.
     Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee or Registrar for cancellation. The Registrar and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee or Registrar for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.
     Section 2.12. Defaulted Interest. When any installment of interest is not paid when due (“Defaulted Interest”), such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such Defaulted Interest. Defaulted Interest shall be paid by the Company, at its election in each case, as provided in Section 2.12(a) or (b).
     (a) The Company may elect to make payment of any Defaulted Interest to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Paying and Transfer Agent in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Paying and Transfer Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying and Transfer Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a). Thereupon the Paying and Transfer Agent shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Paying and Transfer Agent of the notice of the proposed payment. The Paying and Transfer

Agent shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b); or
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Paying and Transfer Agent of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Paying and Transfer Agent. The Trustee shall in the name and at the expense of the Company cause prompt notice of the proposed payment and the date thereof to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register.
     Section 2.13. Additional Notes. (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Outstanding Notes, except with respect to:
     (i) the issue date;
     (ii) the amount of interest payable on the first Interest Payment Date therefor;
     (iii) the issue price; and
     (iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes).
The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
     (b) With respect to any Additional Notes, the Company will set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company (the “Additional Note Board Resolutions”), copies of which will be delivered to the Trustee, the following information:
     (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (ii) the issue date and the issue price of such Additional Notes; and

     (iii) whether such Additional Notes will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).
     Section 2.14. Identification Numbers The Company in issuing the Notes may use ISINs and “Common Code” numbers (in either case if then generally in use), and, if so, the Trustee shall use ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, the Paying and Transfer Agent and the Registrar in writing of any change in any ISINs or “Common Code” numbers as applicable to the Notes.
ARTICLE III
COVENANTS
     Section 3.1. Payment of Notes. (a) The Company shall pay the principal of, any premium on (if any) and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender in the U.S. Dollar Settlement Amount on the dates and in the manner provided in the Notes and in this Indenture. By no later than 10:00 am, London Time, on the Business Day prior to each Interest Payment Date and the Maturity Date (each, a “Payment Date”), the Company shall deposit with the Paying and Transfer Agent at the Principal Office in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying and Transfer Agent holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying and Transfer Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. In each case the Company shall promptly notify the Trustee and the Agent of its compliance with this paragraph. The Company shall procure that, before 9:00 a.m. (London time) on the second Business Day before each Payment Date, the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Paying and Transfer Agent the payment instructions relating to such payment. The Paying and Transfer Agent shall not be bound to make any payment until it has actually received the full amount due to be paid to it pursuant to this Section 3.1(a).
     (b) Subject to Section 3.24, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
     (c) All payments due under, and all claims arising out of or pursuant to, the Notes, the Subsidiary Guarantees and this Indenture from or against the Company or any Subsidiary Guarantor shall be payable and settled in U.S. dollars only, in the applicable U.S. Dollar Settlement Amount.

     Section 3.2. Maintenance of Office or Agency. (a) The Company shall maintain each office or agency required under Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of London, the United Kingdom) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
     (c) So long as the Notes are listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the rules of the SGX-ST so require, the Company will appoint and maintain a Paying and Transfer Agent in Singapore unless the Company obtains an exemption from the SGX-ST. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof.
     (d) So long as any of the Notes remain outstanding, each of the Subsidiary Guarantors will designate one or more other offices or agencies (in or outside of London, the United Kingdom) where principal of, and interest or premium on, any Notes is payable where notices and demands to or upon each of the Subsidiary Guarantors in respect of the Notes, the Subsidiary Guarantee or this Indenture may be served. Each of the Subsidiary Guarantors hereby initially designates the Principal Office as the office or agency for each such purpose. In case any of the Subsidiary Guarantors shall fail to maintain any such office or agency or shall fail to give notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.
     (e) If the Company maintains a paying agent with respect to the Notes in a member state of the European Union, the Company undertakes that such paying agent will not be obligated to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of European Council of Economic and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Director or such Directive.
     Section 3.3. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 3.4. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), is being maintained in accordance with U.S. GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.
     Section 3.5. Compliance Certificate. The Company shall deliver to the Trustee within 135 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has fulfilled all obligations thereunder, or, whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company or the Subsidiary Guarantors are taking or proposes to take with respect thereto.
     Section 3.6. Further Instruments and Acts. The Company and each Subsidiary Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.
     Section 3.7. Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenant (to the fullest extent permitted by applicable law) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 3.8. Limitation on Indebtedness and Preferred Stock. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, except that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Indebtedness, and any Restricted Subsidiaries that are not Subsidiary Guarantors may incur Permitted Subsidiary Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, (i) no Default or Event of Default has occurred and is continuing and (ii) the Consolidated Fixed Charge Coverage Ratio of the Company would not be less than 2.5 to 1.0. Notwithstanding the foregoing, the Company will not permit any Restricted Subsidiary to Incur any Disqualified Capital Stock (other than Disqualified Capital Stock held by the Company or a Subsidiary Guarantor, so long as it is so held)..

     (b) Notwithstanding clause (a) above, the Company and, to the extent provided below, any of its Restricted Subsidiaries, as applicable, may Incur each and all of the following Indebtedness (“Permitted Indebtedness”):
     (i) Indebtedness in respect of the Notes (excluding Additional Notes) and each Subsidiary Guarantee;
     (ii) Guarantees by the Company or any Subsidiary Guarantor of the Indebtedness of the Company or any Restricted Subsidiary permitted under this Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Subsidiary Guarantee of such Subsidiary Guarantor will be senior to such Subsidiary Guarantor’s Guarantee of such Subordinated Indebtedness;
     (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness otherwise specified under any of the other clauses of this definition of Permitted Indebtedness, provided that such Indebtedness of Restricted Subsidiaries shall be included in the calculation of Permitted Subsidiary Indebtedness;
     (iv) Hedging Obligations entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and not for speculative purposes;
     (v) intercompany Indebtedness or Preferred Stock between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; provided that: (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture, in the case of the Company, or such Subsidiary Guarantor’s Subsidiary Guarantee, in the case of any such Subsidiary Guarantor, provided further, however, that in connection with the on-lending to LDK Solar USA, Inc. of the loan from a commercial bank to the Company for the acquisition of Capital Stock of Solar Power Inc., such Indebtedness of LDK Solar USA, Inc. comprising the shareholder loan owed to the Company as a result of such on-lending shall not be so subordinated; (B) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness will be deemed to be Incurred and not permitted by this clause (v) at the time such event occurs, and (C) if such Indebtedness is owed to the Company or any Subsidiary Guarantor, such Indebtedness must be evidenced by an unsubordinated promissory note or similar instrument under applicable law;
     (vi) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of Incurrence;

     (vii) Indebtedness of the Company or any of its Restricted Subsidiaries constituting payment or reimbursement obligations with respect to workers’ compensation claims, self-insurance obligations or similar requirements in the ordinary course of business;
     (viii) Refinancing Indebtedness in respect of: (A) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (a) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (a) above), or (B) Indebtedness Incurred pursuant to clause (i), (ii) or (iii) above (excluding Indebtedness outstanding on the Issue Date deemed to be incurred under clause (xi) below or Indebtedness owed to the Company or a Subsidiary of the Company);
     (ix) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that on the date of the Incurrence of any Indebtedness permitted by this clause (ix) and after giving effect thereto, the aggregate principal amount outstanding of all such Indebtedness permitted by this clause (ix) (together with Refinancings thereof) does not exceed an amount equal to 10% of Total Assets;
     (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or any Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually received from the sale of such business, assets or Restricted Subsidiary;
     (xi) Indebtedness of the Company or any Restricted Subsidiary with a maturity of one year or less used by the Company or any Restricted Subsidiary for working capital purposes; provided that the aggregate amount of Indebtedness permitted by this clause (xi) at any time outstanding does not exceed US$75 million (or the Dollar Equivalent thereof);
     (xii) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or trade guarantees issued in the ordinary course of business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 30 days following receipt by the Company or such Restricted Subsidiary of a demand for reimbursement;
     (xiii) the Company may upon receipt of payment therefor cause to be issued 240,000,000 series A redeemable convertible preferred shares of LDK Silicon & Chemical in accordance with the Polysilicon Subscription Agreement or, in the event that the issuance and sale of such preferred shares to the Polysilicon Investors are not consummated, may cause to be issued upon receipt of payment therefor, up to 240,000,000 Series A redeemable convertible preferred shares of LDK Silicon & Chemical on terms that are no more adverse to the Company than those provided in Polysilicon Subscription Agreement;
     (xiv) Guarantees by any Restricted Subsidiary of Indebtedness of another Restricted Subsidiary that was permitted to be Incurred under clause (iv), (ix) or (xi) above;
     (xv) Indebtedness of the Company or any Restricted Subsidiary constituting an obligation to pay the deferred purchase price of Capital Stock in a Restricted Subsidiary or a Person that will become a Restricted Subsidiary upon the full payment of all such deferred purchase price pursuant to a Staged Acquisition Agreement, to the extent that such deferred purchase price is paid within 12 months after the date the Company or such Restricted Subsidiary enters into such Staged Acquisition Agreement; and
     (xvi) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which does not to exceed US$10 million (or the Dollar Equivalent thereof) at any one time outstanding.
     (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.8, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with U.S. GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock or Preferred Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.8; provided, that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of Section 3.8(b) will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.
     (d) For purposes of determining compliance with Section 3.8, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including under clause (a) above, the Company in its sole discretion, will classify, and from time to time may reclassify, such item of Indebtedness.
     Section 3.9. Limitation on Restricted Payments.
     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

     (i) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than (A) dividends or distributions payable in Qualified Capital Stock of the Company, (B) dividends or distributions payable to the Company and/or a Restricted Subsidiary, or (C) dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);
     (ii) purchase, redeem or otherwise acquire or retire for value (A) any Capital Stock of the Company, or (B) any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company (other than a Restricted Subsidiary) or any Preferred Stock of a Restricted Subsidiary, except for Capital Stock held by the Company or a Restricted Subsidiary or purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;
     (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than Subordinated Indebtedness of the Company or any Subsidiary Guarantor of the Company to the extent permitted under clause (v) of the definition of “Permitted Indebtedness”); or
     (iv) make any Investment (other than Permitted Investments);
if at the time of the Restricted Payment immediately after giving effect thereto:
     (A) a Default or an Event of Default shall have occurred and be continuing;
     (B) the Company is not able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.8(a); or
     (C) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, shall exceed the sum of:
     (1) 50% of the cumulative Consolidated Net Income of the Company or, if cumulative Consolidated Net Income of the Company is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first day of the fiscal quarter period in which the Notes are issued to the end of the most recent fiscal quarter for which consolidated financial information of the Company (which the Company will use its reasonable best efforts to compile in a timely manner) is available; plus
     (2) 100% of the aggregate Net Cash Proceeds received by the Company from any Person other than a Subsidiary of the Company from any: (I) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or (II) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any Net Cash Proceeds applied in accordance with Section 3.9(b)(ii) or 3.9(b)(iii); plus
     (3) the amount by which the Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable into Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus
     (4) an amount equal to the net reduction in any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary comprising (I) the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment, (II) in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee, (III) in the case of a Revocation of the Designation of an Unrestricted Subsidiary, the lesser of (x) the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation, (y) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation, and (z) the

Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and (IV) in the case of any Investment in a Person by the Company or any Restricted Subsidiary as a result of which or in connection with which such Person becomes a Restricted Subsidiary, the existing Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of (I), (II), (III) and (IV), up to the amount of such Investment that was treated as a Restricted Payment under this Section 3.9 less the amount of any previous Investment Return in respect of such Investment; plus
     (5) US$25 million (or the Dollar Equivalent thereof).
     (b) The foregoing provisions shall not be violated by reason of:
     (i) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to Section 3.9(a);
     (ii) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,
     (A) in exchange for Qualified Capital Stock of the Company; or
     (B) through the application of the Net Cash Proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;
provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such Net Cash Proceeds will be excluded from Section 3.9(a)(iv)(C)(2) (and were not included therein at any time);
     (iii) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of Net Cash Proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:
     (A) Qualified Capital Stock of the Company or
     (B) Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any Net Cash Proceeds referred to above will be excluded from Section 3.9(a)(iv)(C)(2) (and were not included therein at any time);
     (iv) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed US$2 million (or the Dollar Equivalent thereof) in any calendar year and US$6 million (or the Dollar Equivalent thereof) in the aggregate.
     (v) the payment of any dividend or distribution declared, paid or made by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary, a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;
     (vi) the payment by Solar Green Technology S.p.A. to LDK Solar Europe Holding S.A. and Angelo Prete and Giuseppe Truglio of any dividend declared by it on a 70%-30% basis, respectively, despite their respective legal ownership of 90% and 10% therein, respectively; and
     (vii) any dividend or other distributions on, and any mandatory redemption by the Company of, the Series A redeemable convertible preferred shares of LDK Silicon & Chemical held by the Polysilicon Investors pursuant to the Polysilicon Subscription Agreement provided that LDK Silicon & Chemical and all other Subsidiaries within the Polysilicon Group are Restricted Subsidiaries at the time of such redemption.
In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (i), (v) and (vi) (in each such case, without duplication for the declaration of the relevant dividend), (iv) and (vii) (to the extent the cumulative total of all such payments exceeds $240 million (or the Dollar Equivalent thereof)) will be included in such calculation and amounts expended pursuant to clauses (ii), (iii) and (vii) (to the extent the cumulative total such payments equals or is less than $240 million (or the Dollar Equivalent thereof)) above will not be included in such calculation.
Following any designation of any Restricted Subsidiary within the Polysilicon Group as an Unrestricted Subsidiary in accordance with Section 3.13, the cumulative Consolidated Net Income (or loss) of such Unrestricted Subsidiary and all of its Subsidiaries shall be disregarded for the purpose of determining the aggregate amount of Restricted Payments permitted under Section 3.9(a)(iv)(C) unless and until such designation is revoked.

The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The value of any assets or securities that are required to be valued by this Section 3.9 will be the Fair Market Value. The Board of Directors’ determination of the Fair Market Value of a Restricted Payment or any such assets or securities must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the Fair Market Value exceeds US$15 million (or the Dollar Equivalent thereof).
No later than the date of making any Restricted Payment in excess of US$7.5 million (or the Dollar Equivalent thereof), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.9 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.
     Section 3.10. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor to Guarantee any Indebtedness of the Company or another Restricted Subsidiary, unless (a) (i) contemporaneously therewith (or prior thereto) effective provision is made to Guarantee or secure the Notes, as the case may be, on an equal and ratable basis with such Guarantee for so long as such Guarantee remains effective, and in an amount equal to the amount of Company or other Restricted Subsidiary Indebtedness so Guaranteed and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full or (b) such Guarantee and such Guaranteed Indebtedness are permitted by clauses (ii), (iii), (iv), (v), (xi) and (xiv) under Section 3.8(b); provided, however, that any Guarantee by a Restricted Subsidiary of Subordinated Indebtedness of the Company or another Restricted Subsidiary will be subordinated and junior in right of payment to the contemporaneous Guarantee of the Notes by such Restricted Subsidiary; and provided, further, that the Company will not permit a Restricted Subsidiary to Guarantee any Capital Stock of the Company or another Restricted Subsidiary.
     Section 3.11. Limitation on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;
     (ii) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, the Asset Sale will be in the form of cash or Cash Equivalents received at the time of such Asset Sale. For purposes of this Section 3.11, the following will be deemed to be cash:
     (A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary

(other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and
     (B) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are promptly, but in any event within 30 days of closing, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.
     (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Asset Sale; and
     (iv) in the case of an Asset Sale that constitutes an Asset Disposition, the Company could Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.8(a) after giving pro forma effect to such Asset Disposition.
     (b) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days thereof to:
     (i) permanently repay any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, if such Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto), in each case owing to a Person other than the Company or a Restricted Subsidiary, or
     (ii) purchase (A) assets (other than current assets as determined in accordance with U.S. GAAP or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business; (B) all or substantially all of the assets of a Permitted Business; or (C) Capital Stock of a Person engaged solely in a Permitted Business that will become, upon purchase, a Restricted Subsidiary from a Person other than the Company and its Restricted Subsidiaries.
     (c) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 360 days of the Asset Sale as provided in Section 3.11(b)(i) or 3.11(b)(ii) above, the Company will make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to the U.S. Dollar Settlement Amount of 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash

Proceeds. The Company may satisfy their obligations under this Section 3.11 with respect to any Net Cash Proceeds by making an Asset Sale Offer prior to the expiration of 360 days from the relevant Asset Sale.
The purchase of Notes pursuant to an Asset Sale Offer will occur not less than 20 Business Days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 360th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of US$10 million (or the Dollar Equivalent thereof). At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$10 million (or the Dollar Equivalent thereof), will be applied as required pursuant to this Section 3.11. Pending application in accordance with this covenant, Net Cash Proceeds will be applied to temporarily reduce revolving credit borrowings that can be reborrowed or Invested in Cash Equivalents.
Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following such 360th day, the Company shall mail to each Holder an Asset Sale Offer Notice, with a copy to the Trustee offering to purchase the Notes as described above. Each Asset Sale Offer Notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer Notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving an Asset Sale Offer Notice, Holders may elect to tender their Notes in whole or in part in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof in exchange for cash.
     (d) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;
     (ii) deposit with the Paying and Transfer Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
     (e) To the extent Holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.
     (f) The Company will comply with the requirements of any securities laws or regulations in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with Section 3.11, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under this Section 3.11 by doing so.
     (g) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.
     (h) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1, the Successor Company will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 3.11, and will comply with the provisions of this Section 3.11 with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this Section 3.11.
     (i) If, at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this Section 3.11 within 360 days of conversion or disposition.
     Section 3.12. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any Capital Stock of a Restricted Subsidiary (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary) unless:
     (a) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 3.9 if made on the date of such issuance, sale or other disposition and provided the Company complies with Section 3.11; or
     (b) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of such issuance, sale or other disposition in accordance with Section 3.11.
     Section 3.13. Limitation on Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Restricted Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:
     (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;
     (ii) at the time of and after giving effect to such Designation, the Company could Incur US$1.00 of additional Indebtedness pursuant to Section 3.8(a);
     (iii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 3.9(a) in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date, except that this clause (iii) shall not apply to any Investment deemed to be made by the Company or any Restricted Subsidiary in the Polysilicon Group in connection with the Polysilicon Restructuring, provided that
     (A) the Board of Directors of the Company has determined in good faith upon the advice of duly qualified counsel that the Designation of Subsidiaries in the Polysilicon Group as Unrestricted Subsidiaries is necessary to obtain approval from the relevant Qualified Exchange for the Polysilicon Restructuring,
     (B) such Designation of Subsidiaries in the Polysilicon Group as Unrestricted Subsidiaries is made conditional upon the completion of a Qualified IPO and shall be revoked by the Company in accordance with the requirements of Section 3.13(c) in the event of a determination by LDK Silicon & Chemical (or a Subsidiary of the Company through which the Company directly or indirectly holds all of its interests in the Polysilicon Group prior to the completion of a Qualified IPO) not to proceed with a Qualified IPO, such Subsidiaries are designated Unrestricted Subsidiaries by the Company at such time in accordance with this Section 3.13 (including this clause (iii) without the permission under this exception),
     (C) the members of the Restructuring Group remain Subsidiaries of the Company, and
     (D) following such Designation of Subsidiaries in the Polysilicon Group as Unrestricted Subsidiaries, the Company and its Restricted Subsidiaries will be in compliance with the limitations set forth in Section 3.13(b);

     (iv) the terms of any Affiliate Transaction between the Subsidiary being Designated (and its Subsidiaries) would be permitted under Section 3.17 if entered into immediately following such Designation;
     (v) such Restricted Subsidiary does not own any Disqualified Capital Stock of the Company or Disqualified Capital Stock or Preferred Stock of another Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary, if such Disqualified Capital Stock or Preferred Stock or Indebtedness could not be Incurred under Section 3.8; and
     (vi) such Restricted Subsidiary does not own any Voting Stock of another Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries or are concurrently being designated as Unrestricted Subsidiaries in accordance with this Section 3.13(a).
     (b) Neither the Company nor any Restricted Subsidiary will at any time:
     (i) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);
     (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or
     (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary,
     (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:
     (i) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;
     (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture;
     (iii) after giving effect to such Revocation, such Subsidiary is not a Subsidiary of an Unrestricted Subsidiary (that is not concurrently being Designated as a Restricted Subsidiary); and

     (iv) if such Restricted Subsidiary is not organized under the laws of the PRC, subject to the provisions in Section 10.1 and Section 10.2, such Restricted Subsidiary shall upon such Revocation execute and deliver to the Trustee a supplemental indenture to this Indenture by which such Restricted Subsidiary will become a Subsidiary Guarantor.
     (d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries and the above requirements will apply to all such Unrestricted Subsidiaries. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.
     Section 3.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in clause (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary;
     (ii) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or
     (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) Clause (a) will not apply to encumbrances or restrictions existing under or by reason of:
     (i) applicable law, rule, regulation or order;
     (ii) this Indenture, the Notes, the Subsidiary Guarantees or any Pari Passu Subsidiary Guarantee of any Subsidiary Guarantor and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;
     (iii) any restrictions imposed on the payment of dividends or other distributions on ordinary shares of LDK Silicon & Chemical in connection with the issuance and sale of the Series A redeemable convertible preferred shares of LDK Silicon & Chemical contemplated by the Polysilicon Subscription Agreement;

     (iv) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;
     (v) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
     (vi) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;
     (vii) customary restrictions imposed on the transfer of copyrighted or patented materials; or
     (viii) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred or any extension or renewal thereof pursuant to an agreement referred to in clause (v) above; provided, that such Refinancing agreement or extension or renewal thereof, taken as a whole, is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (v).
     Section 3.15. Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur, assume, grant or suffer to exist any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless contemporaneously therewith effective provision is made:
     (a) in the case of the Company or any Restricted Subsidiary other than a Subsidiary Guarantor, to secure the Notes and all other amounts due under this Indenture; and
     (b) in the case of a Subsidiary Guarantor, to secure such Subsidiary Guarantor’s Subsidiary Guarantee of the Notes and all other amounts due under this Indenture, in each case, equally and ratably with such Indebtedness or other obligation (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be, prior to such Indebtedness or other obligation) with a Lien on the same properties and assets securing such Indebtedness or other obligation for so long as such Indebtedness or other obligation is secured by such Lien.

     Section 3.16. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company may enter into a Sale and Leaseback Transaction if:
     (a) the Company could have (i) Incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction under Section 3.8 and (ii) incurred a Lien to secure such Attributable Indebtedness under Section 3.15, in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions;
     (b) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property or portion thereof that is the subject of such Sale and Leaseback Transaction; and
     (c) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 3.11.
     Section 3.17. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:
     (i) the terms of such Affiliate Transaction are fair and reasonable and no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or the relevant Restricted Subsidiary;
     (ii) in the event that such Affiliate Transaction or a series of related Affiliate Transactions involve aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$5 million (or the Dollar Equivalent thereof), the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and
     (iii) in the event that such Affiliate Transaction or series of related Affiliate Transactions involve aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$10 million (or the Dollar Equivalent thereof), the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

     (b) Clause (a) above will not apply to:
     (i) Affiliate Transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries;
     (ii) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;
     (iii) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date and described in the Offering Memorandum dated February 18, 2011, or any amendment or modification or replacement thereof, so long as such amendment, modification or replacement is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement in effect on the Issue Date;
     (iv) any Restricted Payments made in cash or with Capital Stock of the Company, (other than Disqualified Capital Stock) in each case, in compliance with Section 3.9; and
     (v) loans and advances to employees (excluding directors and officers) of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding US$1 million (or the Dollar Equivalent thereof) outstanding at any one time;
     (vi) any transaction between (A) the Company or any Restricted Subsidiary and (B) any entity in the Restructuring Group entered into in good faith solely for the purposes of with the Polysilicon Restructuring including but not limited to transactions entered into for purposes of any corporate or group reorganization and any underwriting agreement or other transaction documents in connection with their Qualified IPO; and
     (vii) any transaction between (A) the Company or any Restricted Subsidiary and (B) any entity in the Restructuring Group entered into in the ordinary course of business, on fair and reasonable terms and disclosed in the offering document issued in connection with the Polysilicon Restructuring or any amendment or modification or extension or replacement thereof, so long as such amendment, modification or replacement is not more disadvantageous to the Company and its Restricted Subsidiaries than the original transaction described in the offering document issued in connection with the Polysilicon Restructuring and complies with any applicable rules of the relevant Qualified Exchange or other regulators having jurisdiction over such matters.
     Section 3.18. Anti-Layering. The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee, to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness.
     Section 3.19. Governmental Approvals and Licenses; Compliance with Law. The Company will, and will cause each Restricted Subsidiary to, (a) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the Permitted Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain and preserve and comply would not reasonably be expected to have a material adverse effect on (i) the business, results of operations or prospects of the Company and its Restricted Subsidiaries taken as a whole or (ii) the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Notes, the relevant Subsidiary Guarantee or this Indenture.
     Section 3.20. Limitation on the Company’s Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than a Permitted Business; provided, however, that the Company or any Restricted Subsidiary may own Capital Stock of an Unrestricted Subsidiary or joint venture or other entity that is engaged in a business other than a Permitted Business as long as any Investment therein was not prohibited when made by Section 3.9, or was permitted when made under Section 3.13(a).
     Section 3.21. Use of Proceeds. The Company will not, and will not permit any Restricted Subsidiary to, use the net proceeds from the sale of the Notes, in any amount, for any purpose other than (a) in the approximate amounts and for the purposes specified under the caption “Use of Proceeds” in the Offering Memorandum of the Company dated February 18, 2011 relating to the Notes and (b) pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in cash and Cash Equivalents.
     Section 3.22. Provision of Financial Statements and Reports. (a) So long as any of the Notes remain Outstanding, the Company will file with the Trustee and furnish to the Holders upon request, as soon as they are available but in any event not more than 10 calendar days after they are required to be filed with the principal recognized stock exchange on which the Company’s common shares are at any time listed for trading, true and correct copies of any financial or other report in the English language filed with or otherwise furnished to such exchange; provided that if at any time the Common Stock of the Company is not, or ceases to be, listed for trading on a recognized stock exchange, the Company will file with the Trustee and furnish to the Holders:
     (i) as soon as they are available, but in any event within 120 calendar days after the end of the fiscal year of the Company, copies of its financial statements on a consolidated basis in respect of such financial year (including a statement of income, balance sheet and cash flow statement) audited by a member firm of an internationally-recognized firm of independent accountants and prepared in accordance with U.S. GAAP and including complete footnotes to such financial statements; and
     (ii) as soon as they are available, but in any event within 45 calendar days after the end of the first, second and third financial quarter of the Company, copies of its financial statements on a consolidated basis, in respect of each such quarterly period (including a statement of income, balance sheet and cash flow statement, but without notes thereto), prepared in accordance with U.S. GAAP and together with a certificate signed by the person then authorized to sign financial statements on behalf of the Company, to the effect that, to such officer’s knowledge, such financial statements present fairly, in all material respects, the financial position of the Company as at the end of, and the results of its operations for, the relevant quarterly period;
     (b) In addition, so long as any of the Notes remain Outstanding, the Company will provide to the Trustee (i) within 135 days after the close of each fiscal year, an Officers’ Certificate stating the Consolidated Fixed Charge Coverage Ratio with respect to the four most recent fiscal quarters and showing in reasonable detail the calculation of the Consolidated Fixed Charge Coverage Ratio, including the arithmetic computations of each component of the Consolidated Fixed Charge Coverage Ratio, with a letter addressed to the Company’s Board of Directors from the Company’s external auditors to report, as far as the arithmetic computations are concerned, the ratio has been correctly computed and (ii) as soon as possible and in any case within 30 days after (A) a Trustee request or (B) the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     Section 3.23. No Payments for Consent. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture or the Notes, unless the consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Section 3.24. Additional Amounts. All payments under or in respect of the Notes or the Subsidiary Guarantees will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or governmental charges of whatever nature (collectively, “Taxes”), unless such withholding or deduction is required by law. If any such withholding or deduction is so required, the Company, Successor Company or the relevant Subsidiary Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of each Note or the Subsidiary Guarantees, as the case may be, of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:
     (a) any Taxes that would not have been imposed but for:

     (i) the existence of any present or former connection between the Holder or beneficial owner of such Note and the jurisdiction of the government or taxing authority imposing such Taxes (the “Relevant Jurisdiction”) other than merely holding such Note or the receipt of payments thereunder or under a Subsidiary Guarantee, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
     (ii) the presentation of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;
     (iii) the failure of the Holder or the beneficial owner of the Note to comply with a written request made to that Holder or beneficial owner at least 60 days before any such Taxes would be payable by the Company, a Successor Company or any Subsidiary Guarantor, as the case may be, to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the Holder or beneficial owner of such Note, which is required or imposed by a statute, regulation or published administrative interpretation of general application of the Relevant Jurisdiction as a precondition to reduction or exemption from all or part of such Taxes;
     (iv) the presentation of such Note (in cases in which presentation is required) by or on behalf of a Holder or beneficial owner thereof for payment in the Relevant Jurisdiction, if the Holder or beneficial owner would have been able to avoid such Taxes by presenting the relevant Note for payment elsewhere;
     (b) any estate, inheritance, gift, sales, transfer, personal property or similar taxes imposed with respect to any Note;
     (c) any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or
     (d) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b) and (c).
In addition, no Additional Amounts shall be payable to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.
Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note or under any Subsidiary Guarantee, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture or in the Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     Section 3.25. Repurchase of Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof) of the Holder’s Notes at a purchase price (the “Change of Control Payment”) equal to the U.S. Dollar Settlement Amount of 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through (but not including) the date of purchase.
Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”). The Change of Control Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).
On the Change of Control Payment Date, the Company will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;
     (ii) deposit with the Paying and Transfer Agent funds in the U.S. Dollar Settlement Amount of an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.
     (b) The Company will timely pay all Indebtedness or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit a Change of Control Offer required to be made pursuant to this Section 3.25.

     (c) The Trustee shall not be required to take any steps to ascertain whether a Change of Control has occurred or may occur, and shall be entitled to assume that no such event has occurred until it has received written notice to the contrary from the Company. The Trustee shall not be required to take any steps to ascertain whether the condition for the exercise of the rights herein has occurred. The Trustee shall not be responsible for determining or verifying whether a Note is to be accepted for redemption and will not be responsible to the Holders for any loss arising from any failure by it to do so. The Trustee shall not be under any duty to determine, calculate or verify the redemption amount payable hereunder and will not be responsible to the Holders for any loss arising from any failure by it to do so.
     (d) The Company will comply with the requirements of any securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with this Section 3.25, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.25 by doing so.
     Section 3.26. Suspension of Certain Covenants. (a) If, on any date following the Issue Date, the Notes have a rating of Investment Grade from two Rating Agencies and no Default has occurred and is continuing (a “Suspension Event”), beginning on that day (which the Company shall promptly notify the Trustee and Holders of) and continuing until such time, if any, at which the Notes cease to have a rating of Investment Grade from either of the Rating Agencies (which date shall be promptly notified by the Company to the Trustee and Holders), the provisions of the following sections will be suspended: Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.12, Section 3.14, Section 3.16, and Section 3.20.
     (b) During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of the Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant summarized under Section 3.13 or the definition of “Unrestricted Subsidiary.”
     (c) Such covenants will be reinstituted and apply according to their terms as of and from the first day on which a Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of the Company or any Restricted Subsidiary properly taken in compliance with the provisions of this Indenture during the continuance of the Suspension Event, and following reinstatement the calculations under Section 3.9 will be made as if such covenant had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.
ARTICLE IV
SUCCESSOR COMPANY
     Section 4.1. Merger, Consolidation and Sale of Assets. (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:
     (i) either:
     (A) the Company shall be the surviving or continuing corporation, or
     (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Successor Company”):
     (1) will be a corporation organized and validly existing under the laws of the Cayman Islands, and
     (2) will expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes, and the Notes and this Indenture will remain in full force and effect;
     (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(i)(B)(2) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Company, as the case may be:
     (A) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and
     (B) will be able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.8(a);
     (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(i)(B)(2) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing;
     (iv) each Subsidiary Guarantor (including Persons that become Subsidiary Guarantors as a result of the transaction), unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction described under this Section 4.1, has confirmed by supplemental indenture that its Subsidiary Guarantee will apply for the Obligations of the Company or the Successor Company in respect of this Indenture and the Notes; and
     (v) the Company or the Successor Company has delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (ii) above) and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.
     For purposes of this Section 4.1(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this Section 4.1(a), in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as such. For the avoidance of doubt, compliance with this Section 4.1(a) will not affect the obligations of the Company (including a Successor Company, if applicable) under Section 3.25, if applicable.
     (b) Each Subsidiary Guarantor will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to (determined on a consolidated basis), any Person (other than the Company) that is not a Subsidiary Guarantor unless no Default or Event of Default shall have occurred and be continuing and:
     (i) such Subsidiary Guarantor shall be the surviving or continuing Person, or the Person (if other than such Subsidiary Guarantor) will be the Company, another Subsidiary Guarantor or will assume all of the obligations of such Subsidiary Guarantor in respect of its Subsidiary Guarantee by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale or other disposition and the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied, and such transaction is otherwise in compliance with this Indenture;
     (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Company, as the case may be:
     (A) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, and
     (B) will be able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.8(a); and
     (iii) the Company shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (ii) above) and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied;
provided that this clause (b) shall not apply to any (A) sale or other disposition of substantially all of such Subsidiary Guarantor’s assets made in accordance with Section 3.11 or (B) any Subsidiary Guarantor whose Subsidiary Guarantee is to be unconditionally released as provided under Section 10.2.
     The foregoing requirements shall not apply to a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company or such Subsidiary Guarantor survives such consolidation or merger.

ARTICLE V
OPTIONAL REDEMPTION OF NOTES
     Section 5.1. Optional Redemption.
     (a) The Company may at its option redeem the Notes, in whole but not in part, at a redemption price equal to the U.S. Dollar Settlement Amount of 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     (b) At any time, or from time to time, on or prior to the Maturity Date, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price equal to the U.S. Dollar Settlement Amount of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date; provided, that after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued under this Indenture remains Outstanding and the Company will make such redemption not more than 60 days after the consummation of such Equity Offering.
     Section 5.2. Optional Redemption for Taxation Reasons. (a) If, with respect to any payment due or to become due under the Notes or this Indenture, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation, or any change in the existing official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (i) with respect to the Company or any Subsidiary Guarantor, on or after the Issue Date, or (ii) with respect to any Future Subsidiary Guarantor or Successor Company, on or after the date on which such Future Subsidiary Guarantor or Successor Company becomes a Subsidiary Guarantor or Successor Company, the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, the Notes may be redeemed, at the option of the Company or a Successor Company, as a whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders and upon reasonable written notice in advance of such notice to Holders to the Trustee (which notice shall be irrevocable), at a redemption price equal to the U.S. Dollar Settlement Amount of 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company or the Successor Company, as the case may be, for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

     (b) Prior to the mailing of any notice of redemption of the Notes pursuant to Section 5.2(a), the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, will deliver to the Trustee at least 30 days but not more than 60 days before the Redemption Date:
     (i) a certificate signed by two directors or officers of the Company, Successor Company, or Subsidiary Guarantor, as the case may be, stating that such change or amendment referred to in Section 5.2(a) has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, taking reasonable measures available to it; and
     (ii) an Opinion of Counsel from counsel of recognized standing with respect to tax matters of the Relevant Jurisdiction and independent of the Company to the effect that the Company, Successor Company or Subsidiary Guarantor, as the case may be, has become obligated to pay such Additional Amounts as a result of such change or amendment referred to above.
The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.
     (c) Any Notes that are redeemed will be cancelled.
     Section 5.3. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 or Section 5.2 by a Board Resolution.
     Section 5.4. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 5.1 or Section 5.2 hereof, it shall furnish to the Trustee, an Officers’ Certificate at least 15 Business Days (but no more than 30 Business Days) before a Redemption Date, setting forth: (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed, (iii) the ISIN or Common Code numbers of such Notes and (iv) the redemption price. The Trustee and the Paying and Transfer Agent shall not be responsible for the determination or verification of the redemption price and shall be entitled to assume the information set forth in the Officers’ Certificate is accurate.
     Section 5.5. Notice of Redemption. (a) The Company shall prepare and mail or cause to be mailed a notice of redemption, in the manner provided for in Section 11.2, at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it will also deliver a copy of such notice to the Trustee.
     (b) All notices of redemption shall state:
     (i) the Redemption Date,
     (ii) the redemption price, the appropriate calculation of the redemption price and the amount of any accrued interest payable as provided in Section 5.8,

     (iii) whether or not the Company is redeeming all Outstanding Notes,
     (iv) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,
     (v) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender and cancellation of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or there will be appropriate adjustments to the amount and beneficial interests in a Global Note, as appropriate),
     (vi) that on the Redemption Date the U.S. Dollar Settlement Amount of the redemption price and any accrued and unpaid interest thereon to the Redemption Date as provided in Section 5.8 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company fails to deposit with the Paying and Transfer Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,
     (vii) the place or places where a Holder must surrender Notes for payment of the redemption price and any accrued interest payable on the Redemption Date, and
     (viii) the ISIN or Common Code number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such ISIN or Common Code number.
     (c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 5.5(b).
     Section 5.6. Selection of Notes to Be Redeemed in Part. (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a securities exchange, on a pro rata basis, by lot or by any other reasonable method as determined in good faith by the Company and confirmed to the Trustee in writing; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of Euroclear or Clearstream and to the last sentence of this Section 5.6), unless the method is otherwise prohibited. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. No Notes of RMB1,000,000 principal amount or less shall be redeemed in part and Notes of a principal amount in excess of RMB1,000,000 may be redeemed in part in multiples of RMB10,000 only.
     (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.
     Section 5.7. Deposit of Redemption Price. On or prior to the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying and Transfer Agent an amount of money in immediately available funds sufficient to pay the U.S. Dollar Settlement Amount of the redemption price of, together with accrued and unpaid interest thereon through the Redemption Date on, all the Notes that the Company is redeeming on such Redemption Date.
     Section 5.8. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the U.S. Dollar Settlement Amount of the redemption price specified in the notice (together with accrued and unpaid interest, if any, through the Redemption Date), and on and after the Redemption Date (unless the Company fails to deposit with the Paying and Transfer Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture) the Notes or the portions of Notes called and selected for redemption shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the U.S. Dollar Settlement Amount of the redemption price, together with accrued and unpaid interest, if any, through the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
     Section 5.9. Unredeemed Portions of Partially Redeemed Note. Upon surrender and cancellation of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note, at the expense of the Company, a new Note or Notes (or appropriate adjustments to the amount and beneficial interests in a Global Note, as appropriate), of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of RMB1,000,000 or integral multiples of RMB10,000 in excess thereof.

ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.1. Events of Default. (a) Each of the following is an “Event of Default”:
     (1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;
     (2) default for 30 days or more in the payment when due of interest or Additional Amounts on any Notes;
     (3) (i) the failure to perform or comply with any of the provisions of (x) Section 3.15 and (y) Section 4.1, or (ii) the failure by the Company to make or consummate an Asset Sale Offer or a Change of Control Offer in the manner described under Section 3.11 or Section 3.25, respectively;
     (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in this Indenture or in the Notes for 30 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;
     (5) default by the Company or any Restricted Subsidiary under any Indebtedness which:
     (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or
     (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity;
and the principal or accreted amount of Indebtedness covered by (i) or (ii) at the relevant time, aggregates US$10 million (or the Dollar Equivalent thereof) or more.
     (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing, aggregating US$10 million (or the Dollar Equivalent thereof) or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;
     (7) an involuntary case or other proceeding is commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for any substantial part of the property and assets of the Company or any Restricted Subsidiary and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any Restricted Subsidiary under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect;
     (8) the Company or any Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors; or
     (9) except as permitted by this Indenture, any Subsidiary Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee.
     (b) As soon as possible and in any case within 30 days after (i) a Trustee request; or (ii) the Company becomes aware of the occurrence of a Default, the Company is required to deliver to the Trustee an Officers’ Certificate setting forth details of the Default and the action the Company proposes to take with respect thereto.
     (c) The Trustee and the Paying and Transfer Agent need not do anything to ascertain whether any Event of Default or Default has occurred or is continuing and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so, and the Trustee or the Paying and Transfer Agent may assume that no such event has occurred and that the Company is performing all its obligations under this Indenture and the Notes unless a Responsible Officer of the Trustee has received written notice of the occurrence of such event or facts establishing that the Company is not performing all of its obligations under this Indenture and the Notes or an Event of Default or Default has occurred. Neither the Trustee nor the Paying and Transfer Agent shall be required to verify any information in such notice.
     Section 6.2. Acceleration.
     (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(7) or Section 6.1(a)(8) above) shall occur and be continuing, the Trustee may, and shall upon the request of Holders of at least 25% in principal amount of Outstanding Notes, declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” Upon a declaration of acceleration, such principal of (and premium, if any) and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in Section 6.1(a)(7) or Section

6.1(a)(8) above occurs with respect to the Company or any Restricted Subsidiary, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;
     (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;
     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
     (4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances.
No rescission will affect any subsequent Default or impair any rights relating thereto.
     Section 6.3. Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may (but is not obligated to) pursue, in its own name or as trustee of an express trust, any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     (c) No remedy is exclusive of any other remedy. The assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent exercise of any other right or remedy.
     Section 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal, premium, if any, or interest on any Notes.

     Section 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that may involve the Trustee in personal liability, that is not accompanied by indemnity satisfactory to the Trustee or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with any such direction received from the Holders.
     In connection with the exercise of its functions (including but not limited to those referred to herein), the Trustee shall have regard to the interests of Holders as a class and shall not have regard to the consequences of such exercise for individual Holders.
     Section 6.6. Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:
     (a) such Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to pursue the remedy;
     (c) such Holders of the Notes provide indemnity satisfactory to the Trustee;
     (d) the Trustee does not comply within 60 days; and
     (e) during such 60-day period the Holders of a majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;
provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of any premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.
     Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of and premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(1) or (a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Subsidiary Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

     The Trustee may require indemnity satisfactory to it from the Holders prior to the performance of any duties under this Section 6.8.
     Section 6.9. Trustee May File Proofs of Claim, etc. (a) The Trustee may (irrespective of whether the principal of the Notes is then due):
     (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Subsidiary Guarantor or any Subsidiary of the Company or their respective creditors or properties; and
     (ii) collect and receive any monies or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.
Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.
     (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     FIRST: to the Trustee and the Agents for amounts due under Section 7.7;
     SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;
     THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article X hereof from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.
The Trustee may, upon written notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company or any Subsidiary Guarantor, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.
ARTICLE VII
TRUSTEE
     Section 7.1. Duties of Trustee and Agents . (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Agents; and
     (ii) the Trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the express requirements of this Indenture. However, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.
     (d) Neither the Trustee nor the Agents shall be liable for interest on any money received by them except as the Trustee and the Agents may agree in writing with the Company.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (f) No provision of this Indenture shall require the Trustee or the Agents to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties hereunder or in the exercise of any of its rights or powers, if they shall have reasonable grounds to believe that repayment of such funds or indemnity or security against such risk or liability is not satisfactorily assured to them.
     (g) Every provision of this Indenture relating to the conduct or affecting the liability or indemnity of or affording protection to the Trustee or any Agent shall be subject to the provisions of this Article VII, whether or not expressly so provided therein.
     (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and the Trustee shall not be obligated to verify the information contained therein.
     (i) Subject to this Section 7.1, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. The Trustee shall have no liability and may conclusively rely upon a direction received from the requisite Holders.
     (j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any of the covenants contained in this Indenture. The receipt by the Trustee of financial reports and filings by the Company shall not constitute actual or constructive knowledge of their contents.
     Section 7.2. Rights of Trustee. Subject to Section 7.1:
     (a) The Trustee may in good faith rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee is entitled to make further inquiry or investigation into such facts or matters.
     (b) Before the Trustee acts or refrains from acting at the direction of the Company or any Subsidiary Guarantor, it may require an Officers’ Certificate and/or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any, provided that each such attorney or agent is appointed by the Trustee with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel of its selection, and the advice or the opinion of counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company.
     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of the occurrence of any such event or facts establishing that the Company is not performing all of its obligations under the Indenture and the Notes or an Event of Default has occurred at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee and in each of its other capacities hereunder, and to each Agent, agent, custodian and other Person employed to act hereunder.
     (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
     (j) If any Subsidiary Guarantor is substituted to make payments on behalf of the Company pursuant to Article X, the Company shall promptly notify the Trustee and any clearing house through which the Notes are traded of such substitution. The addition of any Future Subsidiary Guarantor shall be subject to the internal verification process of the Trustee.
     (k) The Company shall deliver to the Trustee a copy of all notices and circulars addressed to shareholders or creditors of the Company.
     Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying and Transfer Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.1.

     Section 7.4. Trustee’s Disclaimer. (a) Neither the Trustee nor the Agents shall be liable for any special, punitive, consequential loss or damages of any kind whatsoever (including lost profits), regardless of whether they were foreseeable or unforeseeable.
     (b) Neither the Trustee nor Agents are liable for delay or inability to perform hereunder due to forces majeures beyond their control such as war (declared or undeclared), extreme weather, acts of terrorism or civil unrest, utility failures, fire, riot, embargo, labor dispute, any laws, ordinances, regulations or other restrictions which restrict or prohibit the providing of services contemplated by this Indenture; inability to obtain or failure of equipment; inability to obtain information from a third party; interruption of communication or computer services; or other disruptive events beyond the Trustee’s or Agents’ control.
     (c) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantee of any Subsidiary Guarantor, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee will not be responsible for the use or application of any money received by any Paying and Transfer Agent if such Paying and Transfer Agent is the agent of the Company. The Trustee shall have no responsibility or liability for calculations or currency conversions, which are expressly undertaken by the Company hereunder.
     Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof or after it is known to the Trustee, whichever is later, unless such Default has been cured. Except in the case of a Default or Event of Default in payment of principal or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines that withholding the notice is in the interests of the Holders.
     Section 7.6. Notice of Listing. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
     Section 7.7. Compensation and Indemnity. (a) The Company and the Subsidiary Guarantors agree to be jointly and severally responsible for and shall pay to the Trustee and the Agents from time to time compensation for their respective acceptance of this Indenture and performance of services hereunder as the Company, the Subsidiary Guarantors and the Trustee and Agents shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and Agents upon request for all out-of-pocket expenses incurred or made by them (including their officers, directors, employees, nominees and agents for purposes of this Section 7.7), including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and costs of counsel or Independent Investment Bank retained by the Trustee and Agents in connection with a Default or Event of Default or the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include (but not exclusively) the compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. In the event of the occurrence of an Event of Default or a Default, or in the event that the Trustee considers it expedient or necessary or is requested by the Company to undertake duties which (i) the Company and the Trustee both agree to be of an exceptional nature or (ii) are otherwise outside the scope of the normal duties of the Trustee under this Indenture, the Company shall pay to the Trustee such additional remuneration as shall be agreed between them in writing.
     (b) The Company and each Subsidiary Guarantor shall jointly and severally indemnify the Trustee, the Agents and their respective directors, nominees, officers, employees and agents against any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) incurred by them, respectively, without negligence, willful misconduct or bad faith on their part arising out of or in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Subsidiary Guarantor or otherwise) or liability in connection with the exercise or performance of any of their duties hereunder. The Trustee and Agents shall notify the Company and each Subsidiary Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee or any Agent to so notify the Company shall not relieve the Company and each Subsidiary Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee or any Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or Agent and attributed solely to the Trustee’s own willful misconduct, negligence or bad faith as determined by a court of competent jurisdiction in a final non-appealable order.
     (c) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.
     (d) The Company’s payment obligations pursuant to this Section 7.7 shall survive payment in full on the Notes, the discharge of this Indenture and the resignation or removal of the Trustee and/or Agents. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(a)(7) or Section 6.1(a)(8), the expenses are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.
     Section 7.8. Replacement of Trustee. (a) The Trustee may resign at any time by written notice to the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
     Section 7.9. Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that it complies with Section 7.10.
     (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United Kingdom another jurisdiction in Western Europe, or the United States of America (including any State thereof or the District of Columbia). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
ARTICLE VIII
DEFEASANCE; DISCHARGE OF INDENTURE
     Section 8.1. Legal Defeasance and Covenant Defeasance.
     (a) The Company may, at its option, at any time, elect to have either Section 8.1(b) or (c) be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.
     (b) Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 (including Section 8.2(d)) are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 hereof and the other Sections of this Indenture referred to in Section 8.1(b)(i) or (ii), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:
     (i) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust described in Section 8.3 below,
     (ii) the Company’s obligations with respect to such Notes under Sections 2.3, 2.4, 2.8, 2.9 and 2.10 and Section 3.2 hereof,
     (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, and
     (iv) the legal Defeasance provisions of this Article VIII.
Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.
     (c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Article III (other than Section 3.18 and 3.19), 4.1(a)(ii), 4.1(a)(iii), 4.1(a)(v), 4.1(b)(ii), and 4.1(b)(iii) hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Sections 6.1(a)(3)(i), 6.1(a)(3)(ii), 6.1(a)(4), 6.1(a)(5) and 6.1(a)(6) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
     Section 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:
     (a) the Company (i) irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without reinvestment to pay the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and (ii) delivers to the Trustee an Opinion of Counsel or a certificate of a nationally recognized firm of independent public accountants to the effect that the amount deposited by the Company is sufficient to provide payment for the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;
     (b) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that:
     (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to paragraph (a) above (except any Default or Event of Default resulting from the failure to comply with Section 3.8 as a result of the borrowing of the funds required to effect such deposit) and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 183rd day after the date of deposit, and the Trustee has received Officers’ Certificates to such effect on the date of such deposit;
     (e) the Trustee has received an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (f) the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
     (g) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;
     (h) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee and independent of the Company, to the effect that after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and
     (i) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.
     Section 8.3. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited U.S. Legal Tender or U.S. Government Obligations through the Paying and Transfer Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Such U.S. Legal Tender and U.S. Government Obligations will be segregated from other funds.
     Section 8.4. Repayment to Company. (a) The Trustee and the Paying and Transfer Agent shall promptly upon written request by the Company in the form of an Officers’ Certificate return to the Company any excess money or securities held by them upon payment of all the obligations under this Indenture as determined by the Trustee in accordance with this Article VIII.
     (b) Subject to any applicable abandoned property law, the Trustee and the Paying and Transfer Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium, if any, and interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
     Section 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Agents against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
     Section 8.6. Reinstatement. If the Trustee or Paying and Transfer Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying and Transfer Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying and Transfer Agent.
     Section 8.7. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when:
     (a) either:
     (1) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

     (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;
     (b) the Company has paid all other sums payable under this Indenture and the Notes by it; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
ARTICLE IX
AMENDMENTS
     Section 9.1. Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes without notice to or consent of any Holder:
     (1) to cure any ambiguity, defect, omission or inconsistency in this Indenture and the Notes that does not have a material adverse effect on Holders;
     (2) to comply with Article IV ;
     (3) to evidence and provide for the acceptance of appointment by a successor Trustee;
     (4) to add any Subsidiary Guarantor or any Subsidiary Guarantee or release any Subsidiary Guarantor from any Subsidiary Guarantee as provided or permitted by the terms of this Indenture;
     (5) to provide for the issuance of Additional Notes as permitted by Section 2.13, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13, and which will be treated, together with any other Outstanding Notes, as a single issue of securities;
     (6) to secure or further secure the Notes or any Subsidiary Guarantee;
     (7) in any other case where a supplemental indenture to this Indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

     (8) to effect any changes to this Indenture in a manner necessary to comply with the procedures of Euroclear or Clearstream; or
     (9) to make any other change that does not adversely affect the rights of any Holder.
     (b) After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
     Section 9.2. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.4, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company and the Subsidiary Guarantors with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:
     (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) change the Stated Maturity of the principal of, or any installment of interest on, any Note;
     (3) reduce the principal amount of, or premium, if any, or interest on, including Defaulted Interest on, or the U.S. Dollar Settlement Amount payable on, any Notes or change the method of calculation of the U.S. Dollar Settlement Amount;
     (4) change the place, currency or time of payment of principal of, or premium, if any, or interest on, any Note;
     (5) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
     (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;
     (7) eliminate or modify in any manner a Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee which adversely affects Holders, except as contemplated in this Indenture;

     (8) consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under this Indenture or the Subsidiary Guarantees, except as permitted under Section 4.1;
     (9) make any changes to Section 3.24 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from Taxes; or
     (10) amend, change or modify any provision of this Indenture or the related definition affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders.
     (b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
     (c) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.
     Section 9.3. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation five Business Days before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.3(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
     Section 9.4. Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate and make available for delivery a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.
     Section 9.5. Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Opinion of Counsel and an Officers’ Certificate each in compliance with Sections 11.3 and 11.4 stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with, and such other matters as the Trustee may request.
ARTICLE X
SUBSIDIARY GUARANTEES
     Section 10.1. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and agrees to pay, in addition to the amounts stated in sub-paragraph (f) of this Section 10.1, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing or exercising any rights under any Subsidiary Guarantee.
     (b) In no event shall the Trustee, the Agents or the Holders be obligated to take any action, obtain any judgment or file any claim prior to enforcing or exercising any rights under any Subsidiary Guarantee.
     (c) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee constitutes an absolute and unconditional and continuing guarantee. Each Subsidiary Guarantor hereby waives:
     (i) any claim as to the legality, validity, regularity or enforceability of this Indenture or the Notes;
     (ii) any claim as to the lack of authority of the Company to execute or deliver this Indenture or the Notes;
     (iii) diligence, presentation to, demand of payment from and protest to the Company of any of the Obligations and notice of protest for non-payment;

     (iv) any extension or renewal of the Obligations, this Indenture or the Notes by operation of law or otherwise;
     (v) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture or the Notes;
     (vi) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Company;
     (vii) any set-off, counterclaim, recoupment, termination or defense of any kind or nature which the Subsidiary Guarantor may have at any time against the Company, the Holders or the Trustee, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (viii) any change in the ownership of the Company; and
     (ix) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereof.
     (d) Except as provided in Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than payment of the Obligations in full. All payments under the Subsidiary Guarantees will be made in U.S. Legal Tender.
     (e) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
     (f) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:
     (i) the unpaid amount of such Obligations then due and owing; and
     (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law);
provided that any delay by the Trustee in giving such written demand shall in no event affect any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee.

     (g) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand:
     (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and
     (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.
     Section 10.2. Limitation on Liability; Termination, Release and Discharge. (a) The Obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. In addition,
     (i) The enforcement of any obligations of any Subsidiary Guarantor which is incorporated in Germany in respect of its Subsidiary Guarantee shall be limited if and to the extent it would otherwise result in a violation of sections 30, 31 and/or 64 sentence 3 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).
     (ii) The liability of any Subsidiary Guarantor incorporated in Italy shall not exceed, as of any date from the Issue Date, the aggregate of (i) the maximum amount borrowed by, or otherwise made available to, such Subsidiary Guarantor or any of its Subsidiaries from the Company or any of its Subsidiaries (other than such Subsidiary Guarantor or its Subsidiaries) and (ii) the maximum amount of the liabilities of such Subsidiary Guarantor or any of its Subsidiaries guaranteed or otherwise the subject of credit support by the Company or any of its Subsidiaries (other than such Subsidiary Guarantor or its Subsidiaries), subject to the application of Article 2467 of the Italian Civil Code; furthermore, the enforcement of any obligations of such Subsidiary Guarantor in respect of its Subsidiary Guarantee shall neither reduce the Subsidiary Guarantor’s share capital below the minimum amount as set forth in Article 2482-ter of the Italian Civil Code nor result in the insolvency of the Subsidiary Guarantor pursuant to Article 5 of the Royal Decree dated 16th March 1942, No. 267. For the purposes of Article 1938 of the Italian Civil Code, the liability of each Subsidiary Guarantor incorporated in Italy under its Subsidiary Guarantee shall not in any event exceed the overall amount of RMB2,400 million.
     (iii) the enforcement of any obligations of any Subsidiary Guarantor whose registered office/place of central administration is Luxembourg in respect of its Subsidiary Guarantee shall not exceed the greater of (A) an amount equal to 95% of such Subsidiary Guarantor’s net assets (capitaux propres), as of the date hereof, as shown in its most recently and duly approved financial statements (comptes annuels), and (B) an amount equal to 95% of the

Subsidiary Guarantor’s net assets (capitaux propres), as of the date of a written demand for payment under the Subsidiary Guarantee, as shown in its most recently and duly approved financial statements (comptes annuels). For the purpose of clause (iii), “net assets” (capitaux propres) will be determined in accordance with Luxembourg law and, in particular, with Article 34 of the Luxembourg Act of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies, as amended. In any case, no such obligations will extend to include any obligation or liability if to do so would constitute a misuse of corporate assets (abus des biens sociaux) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended.
     (b) A Subsidiary Guarantor will be released and relieved of its obligations under its Subsidiary Guarantee in the event:
     (i) of repayment in full of the Notes;
     (ii) there is a Legal Defeasance of the Notes as provided in Section 8.1;
     (iii) there is a sale or other disposition of Capital Stock of such Subsidiary Guarantor in compliance with the terms of this Indenture (including Sections 3.11, 3.12 and 4.1) following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Company, so long as (x) such Subsidiary Guarantor is simultaneously released from its obligations in respect of the Company’s other Indebtedness or any Indebtedness of any other Restricted Subsidiary and (y) the proceeds of such sale or disposition are used for the purposes permitted or required by this Indenture; or
     (iv) such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 3.13.
provided that the transaction is otherwise carried out pursuant to and in accordance with all other applicable provisions of this Indenture.
     (c) No release of a Subsidiary Guarantor and discharge of the Subsidiary Guarantee will be effective against the Trustee, any Agent or the Holders until the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating (1) that all requirements set forth in this Indenture relating to such release and discharge have been complied with, (2) that such release and discharge is authorized and permitted under this Indenture.
     (d) A Subsidiary Guarantee of a Subsidiary Guarantor may only be released pursuant to this Section 10.2 if, as of the date of such proposed release, no document exists that is binding on the Company or any of the Restricted Subsidiaries that would have the effect of (i) prohibiting the Company or any of the Restricted Subsidiaries from releasing such Subsidiary Guarantee or (ii) requiring the Company or such Subsidiary Guarantor to deliver or keep in place a guarantee of other Indebtedness of the Company by such Subsidiary Guarantor.
     Section 10.3. Right of Contribution. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount, based on the net assets of each Subsidiary

Guarantor determined in accordance with U.S. GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
     Section 10.4. No Subrogation. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.
     Section 10.5. Future Subsidiary Guarantees. (a) The Company will cause any Person that shall become a Restricted Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary) (other than Persons organized under the laws of the PRC or in the Polysilicon Group) (a “Future Subsidiary Guarantor”) to concurrently grant a guarantee (a “Future Subsidiary Guarantee”) of the Company’s obligations under this Indenture and the Notes to the same extent that the Subsidiary Guarantors have guaranteed the Company’s obligations under this Indenture and the Notes by executing a Supplemental Indenture substantially in the form of Exhibit B and providing the Trustee with an Officers’ Certificate and an Opinion of Counsel; provided, however, that each Future Subsidiary Guarantor will be automatically and unconditionally released and discharged from its obligations under such Future Subsidiary Guarantee only in accordance with Section 10.2.
     (b) Notwithstanding the foregoing sentence, the Company may elect to have any Non-PRC Restricted Subsidiary outside the Polysilicon Group not provide a Subsidiary Guarantee, provided that, the Consolidated Assets of all Non-PRC Restricted Subsidiaries outside the Polysilicon Group (including such Restricted Subsidiary) that are Non-Guarantor Subsidiaries at the time do not account for more than 7.5% of the Total Assets of the Company (“Qualified Non-Guarantor Subsidiaries”). Furthermore, the Company shall cause each Non-PRC Restricted Subsidiary within the Polysilicon Group that is not a Subsidiary Guarantor, including LDK Silicon & Chemical Technology Co. Ltd. and LDK Silicon Holding Co. Limited, to execute and deliver to the Trustee a supplemental indenture to this Indenture, pursuant to which such Subsidiary will guarantee the payment of the Notes as a Subsidiary Guarantor as soon as practicable and in any event within 30 days after the determination by the Restructuring Group not to proceed with a Qualified IPO or, in the case of an entity in the Polysilicon Group that becomes a Restricted Subsidiary after such determination, in any event within 30 days of becoming a Subsidiary Guarantor. In addition, a Restricted Subsidiary that is listed on a stock exchange at the time it becomes a Restricted Subsidiary need not become a Subsidiary Guarantor if the provision of a Subsidiary Guarantee is either prohibited by law or the rules of the exchange upon which such Restricted Subsidiary is listed or it is impractical for such Restricted Subsidiary to provide such Subsidiary Guarantee while complying with applicable law or stock exchange regulations.

     (c) Notwithstanding Section 10.2 and clause (a) of this Section 10.5, in the case of a Future Subsidiary Guarantor, the Company may, without any requirement to seek or obtain the consent or approval of the Trustee or the Holders, instruct the Trustee to release the Subsidiary Guarantee provided by such Subsidiary Guarantor and each of its Restricted Subsidiaries organized outside the PRC and upon such release such Persons will become Qualified Non-Guarantor Subsidiaries, provided that after the release of such Subsidiary Guarantees, the Consolidated Assets of all Qualified Non-Guarantor Subsidiaries outside the Polysilicon Group at the time do not account for more than 7.5% of the Total Assets of the Company at such time, and provided further that the Company may not release the Subsidiary Guarantees provided by the Initial Subsidiary Guarantors.
ARTICLE XI
MISCELLANEOUS
     Section 11.1. Trust Indenture Act Controls . If this Indenture is, at any time, required to be qualified under the Trust Indenture Act of 1939, as amended, and any provision of this Indenture limits, qualifies or conflicts with another provision required by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.
     Section 11.1A. Ranking. The Notes are (a) general obligations of the Company, (b) guaranteed by the Subsidiary Guarantors on a senior basis, subject to certain limitations set forth in Article X, (c) senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes; (d) at least equal in right of payment with all other existing and future unsecured, unsubordinated Indebtedness of the Company (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable law); (e) be effectively subordinated to all existing and future secured Indebtedness of the Company, to the extent of the assets serving as security therefor; and (f) effectively subordinated to all existing and future obligations of the Non-Guarantor Subsidiaries.
     Section 11.2. Notices. (a) Any notice or communication shall be in writing in the English language and may be given or served by being sent by prepaid courier, facsimile or by being deposited, first-class postage prepaid,
     (i) if to the Company, addressed to LDK Solar Co., Ltd. at 1290 Oakmead Parkway, Suite 306, Sunnyvale, CA 94085, United States of America, Fax No.: +1 408 245 8802, Attn: Jack Lai;
     (ii) if to any Subsidiary Guarantor, addressed to such Subsidiary Gurantor at c/o LDK Solar Co., Ltd., 1290 Oakmead Parkway, Suite 306, Sunnyvale, CA 94085, United States of America, Fax No.: +1 408 245 8802, Attn: Jack Lai;
     (iii) if to the Trustee or the Paying and Transfer Agent or the Registrar, addressed to the Trustee or the Paying and Transfer Agent, as the case may be, at 40th Floor, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust, Fax No. +44 20 7964 6369, with a copy to: The Bank of New York Mellon, Suites 1201-5, Level

12, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Fax No. +852 2295 3283, Attn: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company;
     (iv) if to the Registrar, addressed to the Registrar at Vertigo Building-Polaris, 2-4 rue Eugene Ruppert, L-2453 Luxembourg, Fax No. +352 24 524 204, Attn: Corporate Trust Services, with a copy to The Bank of New York Mellon, Suites 1201-5, Level 12, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Fax No. +852 2295 3283, Attn: Corporate Trust; and
     (v) if intended for any Holder, addressed to such Holder at such Holder’s last address as it appears in the Note Registrar.
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of Euroclear or Clearstream, as the case may be. Any such notice shall be deemed to have been delivered on the day such notice is delivered to the Euroclear or Clearstream, as the case may be, or if by mail, when so sent or deposited.
     (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     (d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Subsidiary Guarantors.
     (e) All communications to be given hereunder may be delivered in person or sent by fax, letter, electronic communication or telephone (subject in the case of communication by telephone to confirmation by fax or electronic communication). Each communication shall be made to the relevant party at the fax number, postal address, electronic address or telephone number and, in the case of a communication by fax, letter or electronic communication, marked for the attention of, or (in the case of a communication by telephone) made to, the person(s) from time to time specified in writing by that party to the other for the purpose. The initial fax number, postal address, electronic address, telephone number and person(s) so specified by each party are set out in Section 11.2 hereof.
     A communication shall be deemed received and become effective (if by fax) upon receipt, (if by letter) when received, (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of receipt, and (if by telephone) when made, in each case in the manner required by this Indenture. However, if a communication shall be received (or deemed received and shall become effective in accordance with the foregoing) outside business hours or on a day which is not a business day in the place of receipt, it shall be deemed received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein. Any communication delivered to any party under this Indenture which is to be sent by fax, letter or electronic communication will be written legal evidence.
     The Trustee and any Agent can rely upon and comply with written instructions from authorized representatives of the Company or the Subsidiary Guarantors sent by the Company using e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”). Neither the Trustee nor the Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or any Subsidiary Guarantor as a result of such reliance upon or compliance with such written instructions sent by Electronic Methods. The Company agrees to assume all risks arising out of the use of Electronic Methods to submit written instructions to the Trustee and any Agent, including without limitation the risk of the Trustee and any Agent acting on unauthorized written instructions purporting to be from authorized representatives, and the risk of interception and misuse by third parties.
     With respect to any funds transfer, the following security procedure will apply: the Company or Subsidiary Guarantor payment instruction is to include the name and (in the case of a facsimile) signature of the person initiating the funds transfer request. If the name is listed as an authorized signer on the relevant account, the Trustee or Agent will confirm the instructions by telephone call to any person listed as an authorized signer on the account, who may be the same person who initiated the instruction. When calling back, the Trustee or Agent will request from the Company or Subsidiary Guarantor contact his or her name. If the name is listed in the Trustee’s or Agent’s records as an authorized signer, the Trustee or Agent will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information.
     Section 11.3. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.4. Statements Required in Certificate or Opinion. Each certificate or opinion, including an Opinion of Counsel or Officers’ Certificate, with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition and the related definitions;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
     Section 11.5. Rules by Trustee, Paying and Transfer Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying and Transfer Agent may make reasonable rules for their functions.
     Section 11.6. Payment Date Other Than a Business Day. In any case in which the date of the payment of principal of, premium on or interest on the Notes is not a Business Day in the relevant place of payment or in the place of business of the Trustee, then payment of such principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day. Any payment made on such Business Day shall have the same force and effect as if made on the date on which such payment is due. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
     Section 11.7. Governing Law, Etc. (a) THIS INDENTURE (INCLUDING EACH SUBSIDIARY GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR EACH SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. NEITHER OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES THE RIGHTS OF THE HOLDERS OF THE NOTES TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, EACH SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (b) Each of the Company and the Subsidiary Guarantors hereby:
     (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Subsidiary Guarantees) or the Notes, as the case may be, may be instituted in any federal or state court sitting in the Borough of Manhattan in the City of New York, New York,
     (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding,

and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,
     (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,
     (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and
     (v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.
     (c) The Company and the Subsidiary Guarantors have appointed Law Debenture Corporate Services Inc., with offices at 400 Madison Avenue, 4th Floor, New York, New York 10017 as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, New York. The Company and the Subsidiary Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Subsidiary Guarantors agree to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain Outstanding. The Company and the Subsidiary Guarantors agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company and the Subsidiary Guarantors of a successor agent in The City of New York, New York as each of their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Subsidiary Guarantors.
     (d) To the extent that any of the Company and the Subsidiary Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Subsidiary Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.
     (e) Nothing in this Section 11.7 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.
     Section 11.8. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture (including the Subsidiary Guarantees) or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 11.9. Successors. All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.10. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
     Section 11.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.12. Currency Indemnity.
     (a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company and any Subsidiary Guarantor under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in currency other than U.S. Legal Tender in respect of the Notes or the Indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, a Subsidiary Guarantor or any Subsidiary of the Company or otherwise) by any Holder of the Notes or the Trustee or any Agent in respect of any sum expressed to be due to it from the Company or any Subsidiary Guarantor shall only constitute a discharge of them under the Notes and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 11.12, it will be sufficient for the Holder of a Note or the Trustee or any Agent to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).
     (b) The indemnities of the Company and the Subsidiary Guarantors contained in this Section 11.12, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company and the Subsidiary Guarantors; (iii) shall apply irrespective of any waiver granted by any Holder of the Notes or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order.
     Section 11.13. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LDK Solar Co., Ltd.
By:	/s/Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Chief Executive Officer

LDK Solar USA, Inc., as Subsidiary Guarantor
By:	/s/Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Director

LDK Solar International Company Limited, as Subsidiary Guarantor
By:	/s/Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Director

LDK Solar Europe Holding S.A., as Subsidiary Guarantor
By:	/s/Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Director

LDK Service Italia S.R.L., as Subsidiary Guarantor
By:	/s/Mario Zen
	Name:	Mario Zen
	Title:	Director

LDK Trading Service Germany GmbH, as Subsidiary Guarantor
By:	/s/Mario Zen
	Name:	Mario Zen
	Title:	Director

LDK Solar Hi-Tech (Hong Kong) Co., Limited, as Subsidiary Guarantor
By:	/s/Xiaofeng Peng
	Name:	Xiaofeng Peng
	Title:	Director

The Bank of New York Mellon, London Branch, as Trustee and Paying and Transfer Agent
By:	/s/Eva Tam
	Name:	Eva Tam
	Title:	Vice President

The Bank of New York Mellon (Luxembourg) S.A., as Registrar
By:	/s/Eva Tam
	Name:	Eva Tam
	Title:	Vice President

SCHEDULE I
SUBSIDIARY GUARANTORS
LDK Solar USA, Inc.
LDK Solar International Company Limited
LDK Solar Europe Holding S.A.
LDK Service Italia S.R.L.
LDK Trading Service Germany GmbH
LDK Solar Hi-Tech (Hong Kong) Co., Limited

1

EXHIBIT A
FORM OF NOTE
     [Include the following legend for a Global Note:
THIS NOTE AND THE SUBSIDIARY GUARANTEES IN RESPECT HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION OR AN EXEMPTION FROM REGISTRATION, OR IN A TRANSACTION NOT SUBJECT TO REGISTRATION, UNDER THE SECURITIES ACT.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (“COMMON DEPOSITARY”) FOR EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.
THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
     [Include the following legend for all Notes:
THIS NOTE AND THE SUBSIDIARY GUARANTEES IN RESPECT HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES

1

AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES EXCEPT PURSUANT TO REGISTRATION OR AN EXEMPTION FROM REGISTRATION, OR IN A TRANSACTION NOT SUBJECT TO REGISTRATION, UNDER THE SECURITIES ACT.]

2

No. [   ]
[If the Note is a Global Note, including the
ISIN and Common Code numbers:
ISIN No.: XS0592597099
Common Code: 059259709]
LDK SOLAR CO., LTD.
US$-SETTLED 10.00% SENIOR NOTES DUE 2014
[Certificated Note][Global Note]
unconditionally guaranteed by
the Signatories listed on the Subsidiary Guarantee hereto
Aggregate Principal Amount: RMB1,200,000,000
     LDK Solar Co., Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (together with its successors and assigns, the “Company”), for value received, hereby promises to pay to [                    ][The Bank of New York Depository (Nominees) Limited] or registered assigns, upon surrender hereof the principal amount of up to [RMB               ][RMB 1,200,000,000] in U.S. Dollars in the U.S. Dollar Settlement Amount calculated as of the applicable Rate Calculation Date, on February 28, 2014.
     Interest Rate: 10.00% per annum.
     Interest Payment Dates: February 28 and August 28 of each year, commencing August 28, 2011.
     Record Dates: February 15 and August 15.
     Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or an Authenticating Agent acting under the Indenture.

3

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
     Date: [                    ][February 28, 2011]

LDK Solar Co., Ltd.

By:
Name:
Title:

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION
The Bank of New York Mellon, London Branch
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:		Date:

Authorized Signatory

4

SUBSIDIARY GUARANTEE
     Each of the undersigned (the “Subsidiary Guarantors”) hereby, fully, unconditionally and irrevocably, Guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes and the Indenture. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee constitutes an absolute and unconditional and continuing guarantee. The Subsidiary Guarantors (1) agree that their respective obligations under the Subsidiary Guarantees will be enforceable irrespective of any invalidity, irregularity or unenforceability of the Notes or the Indenture and (2) waive their right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Company prior to exercising its rights under the Subsidiary Guarantees.
     This Subsidiary Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium, if any, and interest on the Notes and all other amounts payable, in respect of any Subsidiary Guarantor, or as otherwise contemplated in the Indenture. Upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of: (i) the unpaid amount of such Obligations then due and owing; and (ii) accrued and unpaid interest on such Obligations then due and owing (in accordance with the term of the Indenture and to the extent not prohibited by law).
     Subject to certain exceptions as set forth in the Indenture, each of the Subsidiary Guarantors hereby further agrees that all payments under or in respect of the Subsidiary Guarantee will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments, fees or governmental charges of whatever nature, unless such withholding or deduction is required by law. Subject to certain exceptions as set forth in the Indenture, any such withholding or deduction is so required, the relevant Subsidiary Guarantor, as applicable, will pay such additional amounts as will result in receipt by the Trustee and/or the Holder of each Note or the Subsidiary Guarantee, as the case may be, of such amounts as would have been received by such Holder had no such withholding or deduction been required.
     All payments due under, and all claims arising out of or pursuant to this Subsidiary Guarantee from or against a Subsidiary Guarantor shall be payable and settled in U.S. dollars only, in the applicable U.S. Dollar Settlement Amount.
     The obligations of the Subsidiary Guarantors to the holder of this Note and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in ARTICLE X of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Subsidiary Guarantee.

5

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee or an Authenticating Agent under the Indenture by manual signature of one of its authorized officers.

6

LDK Solar USA, Inc., as Subsidiary Guarantor

By:
Name:
Title:

LDK Solar International Company Limited, as Subsidiary Guarantor

By:
Name:
Title:

LDK Solar Europe Holding S.A., as Subsidiary Guarantor

By:
Name:
Title:

LDK Service Italia S.R.L., as Subsidiary Guarantor

By:
Name:
Title:

7

LDK Trading Service Germany GmbH, as Subsidiary Guarantor

By:
Name:
Title:

LDK Solar Hi-Tech (Hong Kong) Co., Limited, as Subsidiary Guarantor

By:
Name:
Title:

8

FORM OF REVERSE SIDE OF NOTE
LDK SOLAR CO., LTD.
US$-Settled 10.00% SENIOR NOTES DUE 2014
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.	Interest
     LDK Solar Co., Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (together with its successors and assigns, the “Company”) promises to pay the U.S. Dollar Settlement Amount of the interest on the principal amount of this Note at the rate per annum shown above.
     The Company will pay interest semi-annually in arrears on each Interest Payment Date of each year commencing August 28, 2011; provided that if any such Interest Payment Date is not a Business Day in the relevant place of payment, then such payment shall be made on the next succeeding Business Day (without any additional interest accrued to that date). Any payment made on such Business Day shall have the same force and effect as if made on the date on which such payment is due, and no interest on the Notes shall accrue for the period after such date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 28, 2011 and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     All payments made by the Company under or in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In that event, the Company or Successor Company, as applicable, will pay to each Holder of the Notes such Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.
2.	Method of Payment
     All payments due under, and all claims arising out of or pursuant to, the Notes, the Subsidiary Guarantees and the Indenture from or against the Company or any Subsidiary Guarantor shall be payable and settled in U.S. dollars only, in the applicable U.S. Dollar Settlement Amount. No later than 10:00 am, London time, on the Business Day prior to each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying and Transfer Agent in London money in U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Payments will be made to the persons who are registered Holders at the close of business on the applicable Record Date immediately preceding the applicable Interest Payment Date, notwithstanding any transfer, exchange or cancellation thereof after a Record Date and prior to the immediately following interest payment date. Holders must surrender Notes to a Paying and Transfer Agent to collect principal payments.

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     Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the Common Depositary. The Company will make all payments in respect of a Certificated Note (including principal and interest) in the U.S. Dollar Settlement Amount by mailing a check to the registered address of each Holder thereof as set forth in the Note Register.
3.	Paying and Transfer Agent and Registrar
     Initially, The Bank of New York Mellon, London Branch will act as Paying and Transfer Agent and The Bank of New York Mellon (Luxembourg) S.A. will act as Registrar. The Company may appoint and change any Paying and Transfer Agent, Registrar or co-Registrar without notice to any Holder.
4.	Indenture
     The Company issued the Notes under an Indenture, dated as of February 28, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
     The Notes are general unsecured, obligations of the Company of which RMB1,200,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets.
     To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed, jointly and severally, such obligations pursuant to the terms of the Indenture. Each Subsidiary Guarantee will be subject to release as provided in the Indenture. The Company may elect to have any Non-PRC Restricted Subsidiary outside the Polysilicon Group not provide a Subsidiary Guarantee, provided that the Consolidated Assets of all Non-PRC Restricted Subsidiaries outside the Polysilicon Group (including such Restricted Subsidiary) that are Non-Guarantors Subsidiaries at the time do not account for more than 7.5% of the Total Assets of the Company. In addition, a Restricted Subsidiary that is listed on a stock exchange at the time it becomes a Restricted Subsidiary need not become a Subsidiary Guarantor if the provision of a Subsidiary Guarantee is either prohibited by law or the rules of the exchange upon which such Restricted Subsidiary is listed or it is impractical for such Restricted Subsidiary

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to provide such Subsidiary Guarantee while complying with applicable law or stock exchange regulations.
     The obligations of each Subsidiary Guarantor in respect of its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.
5.	Optional Redemption
     The Company may at its option redeem the Notes, in whole but not in part, at a redemption price equal to the U.S. Dollar Settlement Amount of 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a securities exchange, on a pro rata basis, by lot or by any other reasonable method as determined in good faith by the Company and confirmed to the Trustee in writing; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of Euroclear or Clearstream and to the last sentence of this paragraph), unless the method is otherwise prohibited. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. No Notes of RMB1,000,000 principal amount or less shall be redeemed in part and Notes of a principal amount in excess of RMB1,000,000 may be redeemed in part in multiples of RMB10,000 only.
     Optional Redemption upon Equity Offering. At any time, or from time to time, on or prior to the Maturity Date, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to the U.S. Settlement Amount of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date; provided, that after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains Outstanding and the Company will make such redemption not more than 60 days after the consummation of such Equity Offering.

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     Optional Redemption for Changes in Withholding Taxes. If, with respect to any payment due or to become due under the Notes or the Indenture, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation, or any change in the existing official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (i) with respect to the Company or any Subsidiary Guarantor, on or after the Issue Date, or (ii) with respect to any Future Subsidiary Guarantor or Successor Company, on or after the date on which such Future Subsidiary Guarantor or Successor Company becomes a Subsidiary Guarantor or Successor Company, the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, the Notes may be redeemed, at the option of the Company or a Successor Company, as a whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders and upon reasonable written notice in advance of such notice to Holders to the Trustee (which notice shall be irrevocable), at a redemption price equal to the U.S. Dollar Settlement Amount of 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company or the Successor Company, as the case may be, for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company, a Successor Company or a Subsidiary Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.
     The Company will give not less than 30 days’ nor more than 60 days’ notice of any redemption. Any notice to holders of the Notes of such redemption shall include the appropriate calculation by the Company of the redemption price and the redemption price itself. The actual redemption price, calculated as described herein, shall be set forth in an Officers’ Certificate delivered to the Trustee at least 15 Business Days (but no more than 30 Business Days) prior to the Redemption Date.
     On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying and Transfer Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
6.	Mandatory Repurchase Provisions
     Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in minimum denominations of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof) of the Holder’s Notes at a purchase price equal to the U.S. Dollar Settlement Amount of 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through (but not including) the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may

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be required by law.
     Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale fall below certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase, to the extent of such remaining proceeds, each Holder’s Notes together with holders of certain other Indebtedness at the U.S. Dollar Settlement Amount of 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.
7.	Denominations; Transfer; Exchange
     The Notes are in fully registered form without coupons, and only in denominations of principal amount of RMB1,000,000 and any integral multiple of RMB10,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-Registrar shall not be required to register the transfer or exchange of (x) any Note for a period beginning: (1) 13 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 13 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.
8.	Persons Deemed Owners
     The registered holder of this Note may be treated as the owner of it for all purposes.
9.	Unclaimed Money
     Claims against the Company for the payment of principal of, premium, if any, or interest, on the Notes will become void unless presentation for payment is made as required in the Indenture within a period of six years.
10.	Discharge Prior to Redemption or Maturity
     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if either: (1) all the Notes theretofore executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Notes to the date of

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deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment.
11.	Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented or default may be waived, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (other than with respect to a default in the payment of principal, premiums, if any, or interest on any Notes or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or make any change that does not materially and adversely affect the rights of any Holder.
12.	Defaults and Remedies
     If an Event of Default occurs and is continuing, the Trustee may, and shall upon the request of Holders of at least 25% in principal amount of the Outstanding Notes, declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is requested or directed to do so by the Holders and it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest on any Note) if a committee of its Responsible Officers determines that withholding the notice is in their interest.
13.	Trustee Dealings with the Company and the Subsidiary Guarantors
     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee.
14.	No Recourse Against Others
     An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture (including the Subsidiary Guarantees) or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

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15.	Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.
16.	Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17.	ISIN and Common Code Numbers
     The Company has caused ISIN or Common Code numbers to be printed on the Notes and has directed the Trustee to use ISIN or Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
18.	Governing Law
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
19.	Currency of Account; Conversion of Currency.
     U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company and any Subsidiary Guarantor under or in connection with the Notes or the Indenture, including damages. The Company and the Subsidiary Guarantors will jointly and severally indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.
20.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
     Each of the Company and the Subsidiary Guarantors has agreed that any suit, action or proceeding against it arising out of or relating to the Indenture or the Notes(including the Subsidiary Guarantees), as the case may be, may be instituted in any state or federal court sitting in the Borough of Manhattan in the City of New York, New York. Each of the Company and the Subsidiary Guarantors has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. Each of the Company and the Subsidiary Guarantors has appointed Law Debenture Corporate Services Inc., with offices at 400 Madison Avenue, 4th Floor, New York, New York 10017 as its authorized agent upon whom all writs, process and summonses may be

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served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York. To the extent that any of the Company and the Subsidiary Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Subsidiary Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.
     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.

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ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     For value received, I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or other identifying number)
of RMB________ principal amount of this Note, and all rights with respect thereto, and irrevocably appoint _______________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________________	Your Signature:____________________________

Signature Guarantee:

(Signature must be guaranteed)
Note:
     (i) The signature on this transfer form must correspond to the name as it appears on the face of this Note in every particular.
     (ii) A representative of the Holder of the Note should state the capacity in which he or she signs (e.g., executor).
     (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Medallion Program or in such other manner as any Paying Agent, including the Trustee acting in its capacity as transfer agent, or the Registrar may require.

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have all of this Note purchased by the Company pursuant to Section 3.11 or Section 3.25 of the Indenture, check either box:

☐ Section 3.11	☐ Section 3.25
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.11 or Section 3.25 of the Indenture, state the principal amount (which must be in a minimum amount of RMB1,000,000 and integral multiples of RMB10,000 in excess thereof): RMB
     Wire transfer instructions for delivery of proceeds from the purchase of the Note are as follows:

Date: _________	Your Signature________________________________
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)

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[To be attached to Global Notes only:
SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The following increases or decreases in the aggregate principal amount of this Global Note have been made:

Reasons for
increase/ decrease
	Amount of	in outstanding
	increase/	principal amount	Outstanding
	decrease in	of this Global	principal amount
	outstanding	Note (initial issue,	of this Global
	principal	cancellation,	Note following	Notation made by
	amount of this	redemption or	such increase/	or on behalf of the
Date	Global Note	payment)	decrease	Registrar

]

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EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE SUBSIDIARY GUARANTEE
     This Supplemental Indenture, dated as of [                    ] (this “Supplemental Indenture Note”), among [name of additional Subsidiary Guarantor], a                      [corporation] [limited liability company] (the “New Subsidiary Guarantor”), LDK Solar Co., Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (together with its successors and assigns, the “Company”), each other Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York Mellon, London Branch, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of                      (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of aggregate principal amount of RMB 1,200,000,000 US$-Settled 10.00% Senior Notes due 2014 of the Company (the “Notes”);
     WHEREAS, pursuant to and subject to the exception set forth under Section 10.5 of the Indenture, the Company is required to cause certain Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee a Future Subsidiary Guarantee; and
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company and existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, each other Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
ARTICLE II
AGREEMENT TO BE BOUND; SUBSIDIARY GUARANTEE
     Section 2.1. Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the

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Indenture. The New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
     Section 2.2. Subsidiary Guarantee. The New Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article X of the Indenture.
ARTICLE III
MISCELLANEOUS
     Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Subsidiary Guarantor.
     Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
     Section 3.3. Governing Law Etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 11.7 of the Indenture.
     Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
     Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
     Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LDK SOLAR CO., LTD.
By:
Name:
Title:

[NAME OF NEW SUBSIDIARY GUARANTOR], as Subsidiary Guarantor
By:
Name:
Title:

LDK SOLAR USA, INC. as Subsidiary Guarantor
By:
Name:
Title:

LDK SOLAR INTERNATIONAL COMPANY LIMITED as Subsidiary Guarantor
By:
Name:
Title:

LDK SOLAR EUROPE S.A. as Subsidiary Guarantor
By:
Name:
Title:

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LDK SERVICE ITALIA S.R.L. as Subsidiary Guarantor
By:
Name:
Title:

LDK TRADING SERVICE GERMANY GMBH as Subsidiary Guarantor
By:
Name:
Title:

LDK SOLAR HI-TECH (HONG KONG) CO., LIMITED as Subsidiary Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee
By:
Name:
Title:

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EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered pursuant to Section 3.5 of the Indenture dated as of February 28, 2011 (the “Indenture”) among LDK Solar Co., Ltd., a company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “Company”), the Subsidiary Guarantors listed in Schedule I to the Indenture, and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”). Terms defined in the Indenture are used herein as therein defined.
     Each of the undersigned hereby certifies to the Trustee as follows:
1.	I am the duly elected, qualified and acting [title] or [title], as the case may be, of the Company.

2.	I have reviewed and am familiar with the contents of the Indenture and this Compliance Certificate.

3.	That a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the performance of the Company and its Restricted Subsidiaries under the Indenture, in each case, since the Issue Date, [and that the Company and the Subsidiary Guarantors have been since the Original Issue Date and are in compliance with all obligations under the Indenture]/ [if there has been a default in the fulfillment of any obligation under the Indenture, specifying each such default and the nature and status thereof and what action the Company or the Subsidiary Guarantor’s are taking or proposes to take with respect thereto.]

4.	As of the date hereof, no Default or Event of Default has occurred and is continuing.
[Signature page follows]

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     IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

LDK Solar Co., Ltd.
By:
Name:
Title:

Date:                     , 20

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